UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
C.H. Robinson Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

C.H. ROBINSON

2023

Notice of Annual Meeting of Shareholders and

Proxy Statement

Together, we move the world’s
supply chains
C.H. Robinson brings together customers, carriers, and suppliers to connect supply chains. As the world’s largest and most connected logistics platform, we operate at the heart of global commerce. People get the goods they need through our scale, multimodal solutions, technology, and global teams. With nearly 17,000 supply chain experts in over 35 countries, we are the way supply chains move.

Mission Our people, processes, and technology improve the world’s transportation and supply chains, delivering exceptional value to our customers and suppliers.

Vision Accelerating commerce through the world’s most powerful supply chain platform.

Our Leading EDGE Values
1.Evolve Constantly Challenge the status quo and surface new ideas. 2.Deliver Excellence Encourage big thinking to consistently drive value.	3.Grow Together Serve and empower our teams to grow and advance. 4.Embrace Integrity Recognize diversity makes us a smarter, stronger team.

“C.H. Robinson continues to be uniquely positioned to deliver an unparalleled experience for our customers and carriers and is leveraging an unmatched combination of global scale and services, expertise, data, and technology to drive profitable growth.”
Jodee Kozlak, Chair of the Board

Dear Fellow Shareholders:
The last few years have underscored how vital supply chains are to global commerce and our way of life. Companies around the world recognize that smart, resilient supply chains and efficient transportation and logistics drive competitive advantage. C.H. Robinson continues to be uniquely positioned to deliver an unparalleled experience for our customers and carriers and is leveraging an unmatched combination of global scale and services, expertise, data, and technology to drive profitable growth. This past year the company and the Board made important, impactful moves to set the company up for future success as we navigated a global landscape of profound disruption. As C.H. Robinson enters its next phase, the Board has thoughtfully refreshed its composition and we have a search underway to identify a new Chief Executive Officer (CEO) who will lead and steward our 100+ year old company through a new chapter of exciting growth and transformation.
While the Board conducts its search, Scott Anderson, a former public company CEO who has served as a director for 10 years and Chair of the Board for the past three years, has been appointed Interim CEO. Scott brings significant leadership expertise and relevant knowledge of the C.H. Robinson business to the interim role. The Board is confident that Scott and the leadership team will continue delivering for our customers and carriers and will accelerate the pace of change to unlock long-term shareholder value.
Sustainable, Profitable Growth Strategy
C.H. Robinson is focused on delivering sustainable, profitable growth by increasing our market share, growing our global capabilities and presence, and increasing our operating leverage. To achieve this goal, we have been taking actions across the company including:
•Scaling our digital operating model, by optimizing processes and increasing digital execution across all touchpoints in the lifecycle of a load, to be more efficient, enhance productivity, and reduce costs while continuing to leverage our information advantage for our customers and carriers.
•Reducing our overall cost structure, which is expected to result in $150 million in net annualized cost savings by the fourth quarter of 2023. This reduction is net of inflationary costs in the business expected to occur this year.
•Continuing to strategically invest in our talented team and capabilities to strengthen our competitive advantage and amplify our expertise.
•Continuing our balanced approach to capital allocation to drive growth, minimize risk, optimize our balance sheet, and return capital to shareholders.
Board Refreshment
The Board continues to actively ensure that it has the right mix of directors to meet both current and long-term needs and provide the necessary oversight of the company’s evolving corporate strategy and risks. This time last year we added Jay Winship, Henry Maier, and Mark Goodburn as new independent directors. Most recently, Jim Barber became the newest independent member of the Board. Each brings a fresh and valuable perspective, and collectively have deepened the Board’s existing overall expertise on capital markets, corporate governance, transportation, and logistics. In addition, the Board made the Capital Allocation and Planning Committee, created a year ago, a standing committee and added additional directors to the Committee with relevant expertise to support management’s ongoing review of capital allocation, operations, and strategic initiatives and to assess value creation opportunities.

2023 Proxy Statement	1

True to Our Values
As a responsible global citizen, C.H. Robinson is proud to contribute financial support, volunteer time, and thought leadership to causes that matter to our employees, the company, and our Foundation. We recognize the role we can play to advance sustainability across our organization and for our customers and our industry. Through a combination of efficiency projects to the use of renewable energy, we are on track to meet—and exceed—our 2025 goal of reducing Scope 1 & 2 emissions intensity by 40%. Further, as part of our commitment to transparency across our value chain, we will continue to report on our emissions annually, including Scope 3 emissions, which we began reporting in 2021. As a talent and performance-driven company, C.H. Robinson understands the importance of having a diverse and inclusive culture and we take our diversity, equity, and inclusion responsibilities seriously. We have tied a portion of executive compensation to improvement on key metrics to drive representation and a more inclusive workplace.
Uniquely Positioned for the Future
As we look ahead to 2023, I am confident in the company’s ability to capitalize on its competitive advantages and execute its strategy. The heightened efforts to improve processes, leverage technology, and tighten costs will help bring innovation to market more rapidly and enable more efficient scale. I am excited by our broad and diverse portfolio of customers across multiple industries, geographies, and services, and how they interplay with our people, our information advantage, and our suite of differentiated, integrated logistics services. In combination, these forge together to deliver operational excellence and innovation agility that will keep C.H. Robinson on the path forward to drive sustainable growth and shareholder value.
To our shareholders, thank you for your trust as we navigate these exciting and dynamic times. We look forward to continued dialogue with you, and welcome your feedback as we execute our growth strategy. Thank you for your investment in and continued commitment to C.H. Robinson.
Sincerely,
Jodee Kozlak
Chair of the Board

2

2023 Proxy Statement	3

Notice of 2023 Annual Meeting of Shareholders

DATE AND TIME Thursday, May 4, 2023 at 1:00 p.m. (CT)	LOCATION www.virtualshareholdermeeting.com/ CHRW2023	WHO CAN VOTE Shareholders of record at the close of business on March 8, 2023

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1	To elect 11 directors to serve for a term of one year	FOR each director nominee	Page 12
2	To approve, on an advisory basis, the compensation of named executive officers	FOR	Page 42
3	To hold an advisory vote on the frequency of future advisory votes on the compensation of named executive officers	1 YEAR	Page 78
4	To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	Page 79
We will also conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
We use the internet to distribute proxy materials to our shareholders. We believe it is an efficient and cost-effective way to provide the material and it reduces the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials for the Annual Meeting and the associated Proxy Statement and Annual Report are available at www.proxyvote.com.
Mailing of the Notice of Internet Availability of Proxy Materials to our shareholders is expected to commence on March 21, 2023, and be completed by March 24, 2023. The notice has instructions on how to access our 2023 Proxy Statement and Annual Report, attend our virtual only meeting, and vote online. Shareholders who have requested hard copies of the proxy materials will receive the Proxy Statement and Annual Report by mail.
By Order of the Board of Directors:

Ben G. Campbell
Chief Legal Officer and Secretary
March 21, 2023
How to Vote

Online www.proxyvote.com	By Telephone 1-800-690-6903	By Mail Mark, date, and sign your proxy card and return it by mail in the postage-paid envelope provided to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 4, 2023. The Proxy Statement and the Annual Report are available at www.proxyvote.com.

4

About C.H. Robinson
Overview
C.H. Robinson brings together customers, carriers, and suppliers to connect and grow supply chains around the world.

$24.7B 2022 Total Revenues	17,400 Employees Worldwide	100,000 Active Customers Worldwide	96,000 Active Carriers and Suppliers

Sustainable Growth Strategy

Increase Share	Profitable Growth	Scale Digitally	Optimize Processes	Spend Strategically

2023 Strategic Priorities
àContinue driving long-term diversified growth across an intentional combination of modes, services, and geographic footprint
àDesign scalable solutions by transforming our processes, accelerating the pace of development, and prioritizing data integrity, in order to improve the customer and carrier experience, drive profitable growth, and improve efficiency
àMaintain a healthy financial profile and attractive margins across the business by leveraging technology advantages and competitive pricing, increasing productivity, and managing costs
àUphold a balanced approach to capital allocation to drive growth and return capital to shareholders
àInvest in talent and capabilities, as customers and carriers rely on our teams and digital products

2023 Proxy Statement	5

About C.H. Robinson
Performance Highlights
Driving growth today and building long-term shareholder value into the future.

Total Revenues ($) (in billions) [+7% Y/Y]	Adjusted Gross Profits ($)(1) (in billions) [+14% Y/Y]

30
20
10
0
16.6
15.3
16.2
23.1
24.7
2018
2019
2020
2021
2022

4,000
3,000
2,000
1,000
0
2.7
2.6
2.4
3.2
3.6
2018
2019
2020
2021
2022

Income from Operations ($) (in millions) [+17% Y/Y]	Diluted Earnings Per Share ($) [+17% Y/Y]

1,500
1,200
900
600
300
0
912
790
673
1,082
1,267
2018
2019
2020
2021
2022

10
8
6
4
2
0
4.73
4.19
3.72
6.31
7.40
2018
2019
2020
2021
2022

Cash Flow from Operations ($) (in millions)	Capital Distribution ($) (in millions)

2,000
1,600
1,200
800
400
0
324
265
325
278
195
210
608
277
1,488
285
2018
2019
2020
2021
2022
Cash Dividends
Share Purchases

(1)Adjusted gross profit is a non-GAAP measure. Additional information about adjusted gross profit, including a reconciliation to gross profit, is available in our Annual Report on Form 10-K for the year ended December 31, 2022.

6

About C.H. Robinson
Accelerating Our Impact
Global supply chains are vital to our way of life. By delivering the products people need and want, we help move the world’s economy. At C.H. Robinson, we share a passion for engaging with companies, uncovering improvement opportunities, and building logistics success through our scalable, digital model. We excel at building relationships and use configurable, marketing-leading solutions to drive supply chain outcomes.

Industry classifications often label us as a transportation company. In reality, C.H. Robinson is unique from traditional asset-owning transportation companies because we deliver a global suite of solutions without an owned fleet. It’s our adaptable model that uniquely positions us to meet the needs of dynamic supply chain environments—excelling in even the most demanding situations.
See some of the key areas we are focusing on today.

Company Culture
àGoing above and beyond is part of our culture. We deliver exceptional results by building on our fast-paced, service-driven, inclusive culture, where cross-functional collaboration and the pursuit of common goals unites us. As such, we empower our people to do their best work and develop the skill sets and capabilities to win, always guided by our EDGE values (evolve constantly, deliver excellence, grow together, and embrace integrity). These values are brought to life through our Leadership Principles: Adapt and Change; Constantly Innovate and Improve; Deliver Exceptional Results; Compete to Win; Value Differences; Inspire, Coach and Develop our People; and Think Like the Customer. Our Leadership Principles are unique to us and provide a shared understanding of what it means to lead at C.H. Robinson; they reinforce our culture and help drive exceptional results.

Talent Strategies
àOur talent strategy enables our organization’s focus on scalability through the right talent that is aligned, incented, and skilled to drive business results. Our strategic priorities for talent include the following: 1. Build a strong and diverse leadership team for now and the future. 2. Leverage workforce planning. 3. Right skill our people for the future. 4. Align incentives to drive outcomes. 5. Build an inclusive workplace that promotes optimal performance.

Environmental, Social & Governance
àC.H. Robinson works to create resilient, sustainable supply chains that drive the global economy and make a positive impact on our people, customers, carriers, communities, and planet.
àIn spring 2023, we will issue our latest Environmental, Social, and Governance (ESG) Report, and in summer of 2023, we will publish our second annual Task Force on Climate-related Financial Disclosures (TCFD) Report. The TCFD Report is in alignment with the recommendations set forth by the TCFD and is organized by the four TCFD recommendation pillars: Governance, Risk Management, Strategy, and Metrics and Targets. Our ESG Report, which will include disclosures aligned to the Sustainability Accounting Standards Board (SASB), as well as the TCFD will, among other things, outline significant progress on our ESG objectives:
•Publicly reporting Scope 1, 2, and 3 emissions
•Progress toward science-aligned climate goal
•Advances in diversity, equity, and inclusion initiatives
•Engagement opportunities for employees, customers, and industry partners on environmental and social topics

2023 Proxy Statement	7

About C.H. Robinson
Stakeholder Engagement
At C.H. Robinson, we regularly engage with our stakeholders to identify priorities, gauge risks and opportunities, and help ensure responsible business practices.

Who We Engage

EMPLOYEES	CUSTOMERS	INVESTORS
Our diverse network connects the world through technology, innovation, and collaboration to enact long-term, sustainable change for global supply chains.	As part of our mission to improve the world’s supply chains, we solve logistics challenges for customers across industries and geographies.	We connect with investors to share company progress and collaborate to understand the topics that they care about most.

CONTRACT CARRIERS & SUPPLIERS	GOVERNMENT & REGULATORS	COMMUNITY
Through stability, support, and technology, we keep operations moving for the contract carriers, suppliers, and growers integral to supply chains around the world.	Memberships and relationships with industry associations and government agencies keep us connected to existing and proposed rules and regulations.
We support the causes our people are passionate about, contributing to our communities as well as organizations that support our industry and align with our diversity, equity, and inclusion (“DEI”) efforts.

How We Engage with Our Investors
We continuously seek to strengthen investor relationships through proactive engagement focused on gaining insight into what matters most to those who choose to invest in our organization. We know their perspectives are critical to our continued success. The long-standing investor outreach program at C.H. Robinson centers around listening and responding to the positions and priorities of our investors through quarterly earnings calls, individual investor calls and meetings, investor conferences, as well as our annual shareholders meeting.

TOPICS OF ENGAGEMENT
àBusiness overview and marketplace dynamics
àFinancial performance drivers
àStrategic initiatives
àCapital allocation strategy
àTalent, culture, and DEI
àESG priorities and initiatives
àAdditional topics from governance and board composition to executive compensation, among many others

WHO IS INVOLVED IN ENGAGEMENT
àChair of the Board
àChief Executive Officer
àChief Financial Officer
àChief Operating Officer
àDirector of Investor Relations
àAdditional members of the C.H. Robinson Executive Team, including our Chief Human Resources & ESG Officer

8

Voting Roadmap
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSAL 1
Election of Directors
The Board recommends a vote FOR each director nominee.	àSee page 12

Director Nominees

			Director Since	Committee Membership
Director Name	Independent	Age		AC	TCC	GC	CAPC
Scott P. Anderson Interim Chief Executive Officer; Former CEO of Patterson Companies		56	2012
James J. Barber, Jr. Retired Chief Operating Officer, United Parcel Service		62	2022
Kermit R. Crawford Retired President and Chief Operating Officer, Rite Aid		63	2020
Timothy C. Gokey Chief Executive Officer, Broadridge Financial Solutions		61	2017
Mark A. Goodburn Retired Chairman and Global Head of Advisory, KPMG International		60	2022
Mary J. Steele Guilfoile Former Executive Vice President, JP Morgan Chase		68	2012
Jodee A. Kozlak Chair of the Board; Former Executive Vice President and Chief Human Resources Officer, Target Corporation		59	2013
Henry J. Maier Retired President and Chief Executive Officer of FedEx Ground		69	2022
James B. Stake Retired Executive Vice President, 3M		70	2009
Paula C. Tolliver Retired Corporate Vice President and Chief Information Officer, Intel		58	2018
Henry W. “Jay” Winship Founder, President and Managing Member of Pacific Point Capital		55	2022

AC - Audit Committee GC - Governance Committee	TCC - Talent & Compensation Committee CAPC - Capital Allocation and Planning Committee	Chair	Member

2023 Proxy Statement	9

Voting Roadmap
Board Demographics

Independence	Tenure	Age	Diversity

PROPOSAL 2
Advisory Vote on the Compensation of Named Executive Officers
The Board recommends a vote FOR this proposal	àSee page 42

2022 Compensation Components
Our compensation philosophy is built on the following principles:
•Align pay for performance;
•Align the interests of management to our owners, the shareholders;
•Reward profitable long-term growth;
•Support company goals, business transformation, and company culture; and
•Pay market competitive compensation that attracts, retains, and motivates top talent and allows for upside opportunity to reward that talent if the company achieves superior performance.
Our CEO’s target total compensation includes a mix of pay that is heavily weighted to long-term, equity-based incentives (74%). Our NEOs other than our CEO have an average of 61% of total compensation targeted to be paid in long-term, equity-based incentives. This is consistent with our philosophy of strong linkage between pay and performance.

CEO 2022 Target Compensation(1)	Average Other NEO 2022 Target Compensation

(1)CEO 2022 Target Compensation refers to former CEO Robert C. Biesterfeld Jr.
(2)Equity compensation includes 50% Performance Stock Units (“PSUs”) and 50% Restricted Stock Units (“RSUs”).

10

Voting Roadmap

PROPOSAL 3
Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers
The Board recommends a vote for 1 YEAR as the frequency for which shareholders shall have future advisory votes on the compensation of named executive officers	àSee page 78

As described in Proposal 2, the C.H. Robinson shareholders are being provided with the opportunity to vote on a non-binding proposal to approve the compensation of the company’s named executive officers. Proposal 3 offers shareholders the opportunity to cast a non-binding advisory vote on how frequently the C.H. Robinson shareholders will have an advisory vote to approve the compensation of the company’s named executive officers.

PROPOSAL 4
Ratification of the Selection of Independent Auditors
The Board recommends a vote FOR this proposal	àSee page 79

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accountant firm for C.H. Robinson for the fiscal year ending December 31, 2023.

2023 Proxy Statement	11

Proposal 1: Election of Directors
Background
There are 11 nominees for election to the C.H. Robinson Board of Directors (the “Board of Directors” or the “Board”) for a one-year term. All 11 of the nominees are current directors. The Board of Directors has set the number of directors constituting the Board of Directors effective at the Annual Meeting at 11.
Scott P. Anderson, James J. Barber, Jr., Kermit R. Crawford, Timothy C. Gokey, Mary J. Steele Guilfoile, Jodee A. Kozlak, Henry J. Maier, James B. Stake, Paula C. Tolliver, and Henry W. “Jay” Winship are directors whose terms expire at the Annual Meeting. Mr. Barber is standing for election by shareholders for the first time at the Annual Meeting. Mr. Barber was identified as a potential candidate for election to the Board of Directors by multiple sources, including non-employee directors and shareholders.
The Board of Directors has determined that all the directors and nominees, except for Mr. Anderson, are independent under the current standards for “independence” established by the Nasdaq Stock Market, on which the C.H. Robinson stock is listed under the symbol “CHRW”. In connection with its evaluation of director independence, the Board of Directors considered the following transactions, each of which were entered into in the ordinary course of business:
For Mr. Gokey, services provided in the ordinary course of business on behalf of the company by Broadridge Financial Solutions where Mr. Gokey is employed, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years.
For Mr. Goodburn, services provided in the ordinary course of business on behalf of the company by KPMG LLP where Mr. Goodburn was employed until 2020, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years. Mr. Goodburn currently serves KPMG as a consultant in an advisory role.
The Board considered these relationships and their significance in determining that these directors are independent. Information concerning each nominee is provided below.
Messrs. Maier and Winship were each selected as a director pursuant to the cooperation agreements with the Ancora Group in 2022 and 2023. Based on their service on the Board of Directors over the last year, the Governance Committee and the Board believe they are qualified nominees who are committed to promoting the long-term interests of our shareholders. As required by the cooperation agreement in effect at the time, the Ancora Group consented to increasing the size of the Board to accommodate the election of Mr. Barber.
On the recommendation of our Governance Committee, the Board of Directors has nominated Anderson, Barber, Crawford, Gokey, Goodburn, Guilfoile, Kozlak, Maier, Stake, Tolliver, and Winship for election to the Board of Directors at the Annual Meeting for terms of one year each. Each has indicated a willingness to serve.
Mr. Anderson and Ben G. Campbell will vote the proxies received by them for the election of director nominees Anderson, Barber, Crawford, Gokey, Goodburn, Guilfoile, Kozlak, Maier, Stake, Tolliver, and Winship unless otherwise directed. If any nominee becomes unavailable for election at the Annual Meeting, Messrs. Anderson and Campbell may vote for a substitute nominee at their discretion as recommended by the Board of Directors, subject to the terms of the cooperation agreement with the Ancora Group described on page 25.

BOARD VOTING RECOMMENDATION
The Board of Directors recommends a vote FOR the election of Scott P. Anderson, James J. Barber, Jr., Kermit R. Crawford, Timothy C. Gokey, Mark A. Goodburn, Mary J. Steele Guilfoile, Jodee A. Kozlak, Henry J. Maier, James B. Stake, Paula C. Tolliver, and Henry W. “Jay” Winship as directors of C.H. Robinson Worldwide, Inc.

12

Election of Directors
Board Skills, Experience, and Attributes
The Governance Committee determines the selection criteria and qualifications of director nominees based upon the needs of the company. The Board of Directors believes that the directors should possess the highest personal and professional ethics and integrity and be committed to representing the long-term interests of the company’s shareholders. Preferred qualifications also include current or recent experience as a chief executive officer or senior leader and expertise in a particular business discipline, and diversity of talent, experience, accomplishments, and perspective. Directors should be able to provide insights and practical wisdom based on their experience and expertise.
Diversity
The company is committed to diversity, equity, and inclusion, and as such, the Corporate Governance Guidelines provide, and the Governance Committee believes, that creating a Board of Directors with a diversity of gender, ethnicity, background, talent, experience, accomplishments, and perspectives is in the best interests of the company and its shareholders. The company is committed to considering candidates for the Board of Directors, regardless of gender, ethnicity, and national origin. Any search firm retained to assist the Governance Committee in seeking director candidates is instructed to consider these commitments.
The information below reflects the diversity of the current members of the Board of Directors.

	Female	Male
Board Diversity Matrix (As of March 21, 2023)
Total Number of Directors	11
Part I: Gender Identity
Directors	3	8
Part II: Demographic Background
African American or Black	0	1
White	3	7

2023 Proxy Statement	13

Election of Directors
Director Nominee Biographies and Qualifications

Scott P. Anderson

Director Qualifications
Mr. Anderson has significant public company senior management and executive experience through his service in several senior leadership positions at Patterson Companies. He also has public company board experience, having served as a member of Patterson’s board of directors from 2010 to 2017 and as a director and member of the Audit Committee at Duke Realty Corporation in 2022. Mr. Anderson also brings substantial sales and marketing expertise to the company, having served as Patterson’s vice president, sales and vice president, marketing.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Interim Chief Executive Officer (2023 – Present)
•Chairman of the Board (2020 – 2022)
•Lead Independent Director (2019 – 2020)
•Director (2012 – Present)
àPatterson Companies, Inc. (Nasdaq: PDCO), a provider of animal and dental health products and services
•Senior Advisor (2017 – 2019)
•President and Chief Executive Officer (2010 – 2017)
•Chairman of the Board (2013 – 2017)
•Director (2010 – 2017)
•President of Patterson Dental Supply, Inc. (2006 – 2010)
•Held senior management positions in the dental unit, including vice president, sales and vice president, marketing
àOther Experience
•Senior Advisor, TPG Capital Healthcare
•Executive Council Head, Carlson Private Capital Partners
•Trustee and Former Chairman of the Board, Gustavus Adolphus College
•Former Director, Ordway Theater
•Former Chairman, Dental Trade Alliance
Public Board Experience
àDuke Realty Corporation (NYSE: DRE)
•Former Director and member of the Audit Committee (2022)
Education
àMaster of Business Administration, Northwestern University, Kellogg School of Management
àBachelor of Arts, Gustavus Adolphus College

NON-INDEPENDENT (Director Nominee) Age: 56 Director Since: January 2012 Committees: àCapital Allocation and Planning

14

Election of Directors

James J. Barber, Jr.

Director Qualifications
Mr. Barber possesses an extensive 35+ year background at UPS, one of the world’s largest package delivery companies. This experience encompassed leadership positions in UPS’s Domestic and International business units, as well as in Supply Chain Solutions, including both Global Freight Forwarding and Coyote Logistics, and provides our Board with valuable insights into key topics relevant to our business. Mr. Barber also has demonstrated experience in the areas of finance and accounting, as well as growth strategies and operations and currently serves on another public company board, US Foods. Mr. Barber meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

INDEPENDENT (Director Nominee) Age: 62 Director Since: December 2022 Committees: àAudit

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àUnited Parcel Service, Inc. (“UPS”) (NYSE: UPS), a package delivery company and leading provider of global supply chain management solutions
•Chief Operating Officer (2018 – 2020)
•President of UPS International (2013 – 2018)
•President UPS Europe (2011 – 2013)
•Other roles of increasing responsibility, including Region and District Manager, Mergers & Acquisition Transaction Manager, Region and District Controller, Accounting Manager and various other management positions in Finance & Accounting
•Began career at UPS as a package delivery driver in 1985
àOther Experience
•Former Trustee, The UPS Foundation
•Former Board member, UNICEF
•Former Board member, Folks Center for International Business at the University of South Carolina
Public Board Experience
àUS Foods, Inc. (NYSE: USFD)
•Director and member of the Compensation and Human Capital Committee (2022 – Present)
Education
àBachelor of Science in Finance, Auburn University

2023 Proxy Statement	15

Election of Directors

Kermit R. Crawford

Director Qualifications
Mr. Crawford has significant executive and leadership experience based on his senior roles with Rite Aid Corporation and Walgreens. He has also developed expertise in the areas of strategic investment and digital transformation. Mr. Crawford has relevant public company board experience through his membership on the boards of Visa and The Allstate Corporation, as well as his prior board experience at TransUnion and LifePoint Health.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2020 – Present)
àRite Aid Corporation (NYSE: RAD), a retail drugstore chain
•President and Chief Operating Officer (2017 – 2019)
àSycamore Partners, a private equity firm specializing in consumer, distribution, and retail-related investments
•Operating Partner and Advisor (2015 – 2017)
àWalgreen Company, one of the largest drugstore chains in the United States (“Walgreens”)
•Executive Vice President and President of Pharmacy, Health, and Wellness (2011 – 2014)
•Multiple roles of increasing responsibility (1983 – 2011), including as Executive Vice President and President of Pharmacy Services
àOther Experience
•Director, Northwestern Medicine North/Northwest Region
•Trustee, The Field Museum Chicago
Public Board Experience
àThe Allstate Corporation (NYSE: ALL)
•Director and Chairman of the Audit Committee (2013 – Present)
àVisa Inc. (NYSE: V)
•Director and member of the Audit & Risk Committee and Nominating & Corporate Governance Committee (2022 – Present)
àTransUnion (NYSE: TRU)
•Director, member of the Audit and Compliance Committee and Technology, Privacy and Cybersecurity Committee (2019 – 2021)
àLifePoint Health (NYSE: LPNT; no longer publicly traded)
•Director and member of the Audit and Compliance Committee, Compensation Committee, Corporate Governance & Nominating Committee, and Quality Committee (2016-2018)
Education
àBachelor of Science, The College of Pharmacy and Health Sciences at Texas Southern University

INDEPENDENT (Director Nominee) Age: 63 Director Since: September 2020 Committees: àGovernance (Chair) àTalent & Compensation

16

Election of Directors

Timothy C. Gokey

Director Qualifications
Through his service in a variety of leadership roles, including his current role as chief executive officer, at Broadridge Financial Solutions, Mr. Gokey has developed exceptional leadership and business execution skills and has broad public company knowledge and expertise. He is also deeply involved in Broadridge’s international operations and technology organization. In his prior roles with Broadridge, as well as H&R Block and McKinsey & Company, Mr. Gokey has demonstrated expertise in the areas of mergers and acquisitions, sales and marketing, and other growth-related activities. Mr. Gokey meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

INDEPENDENT (Director Nominee) Age: 61 Director Since: October 2017 Committees: àAudit àTalent & Compensation

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2017 – Present)
àBroadridge Financial Solutions (NYSE: BR), a public corporate services and financial technology company
•Chief Executive Officer (2019 – Present)
•Director (2019 – Present)
•President (2017 – 2020)
•Senior Vice President and Chief Operating Officer (2012 – 2019)
•Chief Corporate Development Officer (2010 – 2012)
àH&R Block, a tax preparation company
•President, Retail Tax (2004 – 2009)
àMcKinsey & Company, a business strategy consulting company
•Partner (1986 – 2004)
àOther Experience
•Director, Partnership for New York City
Public Board Experience
àNone
Education
àDoctorate in Finance; Bachelor of Arts/Master of Arts in Philosophy, Politics, and Economics, University of Oxford as a Rhodes Scholar
àBachelor of Arts in Public Affairs and Management Engineering, Princeton University

2023 Proxy Statement	17

Election of Directors

Mark A. Goodburn

Director Qualifications
Mr. Goodburn has significant executive and leadership experience based on his senior leadership roles with KPMG. Specifically, Mr. Goodburn has deep experience and expertise in the areas of strategy, finance, mergers and acquisitions, and global management and operations. Mr. Goodburn meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àKPMG International, a multinational professional services network
•Senior Advisor to KPMG LLP (2021 – Present)
•Global Head of Strategic Investments and Innovation (2018 – 2021)
•Chairman and Global Head of Advisory (2011 – 2020)
•Vice Chairman of KPMG LLP and Americas Head of Advisory and Strategic Investments (2005 – 2011)
•Various roles, including as Managing Partner-Silicon Valley Office, Member of KPMG US and Americas Board of Directors and Global Head of KPMG’s Technology, Media and Telecommunications (1997 – 2005)
•Roles of increasing responsibility at KPMG LLP (1984 – 1997)
àOther Experience
•Presidents National Advisory Council member, Minnesota State University
•Executive Board member, Cox School of Business Executive Board, Southern Methodist University
Public Board Experience
àNone
Education
àBachelor of Science in Business, Minnesota State University, Mankato
àCertified Public Accountant

INDEPENDENT (Director Nominee) Age: 60 Director Since: May 2022 Committees: àAudit àCapital Allocation & Planning

18

Election of Directors

Mary J. Steele Guilfoile

Director Qualifications
Ms. Guilfoile has significant experience and expertise in the areas of corporate mergers and acquisitions, business integration, and financing through her association with the investment banks of several large financial institutions. She also has public board experience through her membership on the boards of, among others, Interpublic, Dufry (a Swiss-based company on the Swiss stock exchange), and Pitney Bowes.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2012 – Present)
àMG Advisors, Inc., a privately-owned financial services merger and acquisition advisory and consulting services firm
•Chair (2002 – Present)
àThe Beacon Group, LP, a private equity investment partnership
•Partner (1998 – Present)
àJP Morgan Chase (and its predecessor companies, Chase Manhattan Corporation and Chemical Banking Corporation), a multinational bank
•Executive Vice President, Corporate Treasurer (2000 – 2002)
•Various leadership roles (1986 - 1996), including as Chief Administrative Officer and Strategic Planning Officer for its investment bank, as well as various merger integration, executive management and strategic planning positions
àOther Experience
•Former Partner, CFO and COO, The Beacon Group, LLC
•Consultant, Booz Allen Hamilton
•Manager in Audit Services, Coopers & Lybrand (now part of PwC)
Public Board Experience
àThe Interpublic Group of Companies (NYSE: IPG)
•Director, Chair of the Audit Committee and member of the Corporate Governance and Social Responsibility Committee (2007 – Present)
àPitney Bowes Inc. (NYSE: PBI)
•Director and member of the Finance Committee and Audit Committee (2018 – Present)
àDufry AG (publicly traded on the SIX Swiss Exchange)
•Director and Chair of the Audit Committee (2020 – Present)
Education
àMaster of Business Administration, Columbia University Graduate School of Business
àBachelor of Science in Accounting, Boston College
àCertified Public Accountant

INDEPENDENT (Director Nominee) Age: 68 Director Since: October 2012 Committees: àGovernance àTalent & Compensation

2023 Proxy Statement	19

Election of Directors

Jodee A. Kozlak

Director Qualifications
Through her human resources executive leadership at Target and Alibaba Group and extensive public board experience, Ms. Kozlak has developed significant knowledge and expertise in human capital strategy, global operations, and digital transformation. Her experience has also given her a deep understanding of executive compensation within a public company.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Chair of the Board (January 2023 – Present)
•Director (2013 – Present)
àKozlak Capital Partners, LLC
•Founder and CEO (2017 – Present)
àAlibaba Group (NYSE: BABA), a multinational conglomerate specializing in e-commerce, retail, Internet, and technology
•Global Senior Vice President of Human Resources (2016 – 2017)
àTarget Corporation (NYSE: TGT), one of the largest U.S. retailers
•Executive Vice President and Chief Human Resources Officer (2006 – 2016)
•Senior Vice President, Human Resources (2004 – 2006)
•General Counsel, Owned Brand Sourcing and Labor & Employment (2001 – 2004)
àOther Experience
•Former Partner in the litigation practice, Greene Espel, PLLP
•Former Senior Auditor, Arthur Andersen & Co
•Past fellow, Distinguished Careers Institute (DCI) at Stanford University
Public Board Experience
àK.B. Home (NYSE: KBH)
•Director and member of the Compensation Committee (2021 – Present)
àMGIC Investment Corp. (NYSE: MTG)
•Director, Chair of the Business Transformation and Technology Committee and member of the Management Development, Nominating and Governance Committee (2018 – Present)
àLeslie’s, Inc. (Nasdaq: LESL)
•Director, Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee (2020 – March 2023)
Education
àJuris Doctor, University of Minnesota
àBachelor of Arts in Accounting, College of St. Thomas

INDEPENDENT (Director Nominee) Age: 59 Director Since: February 2013 Committees: àTalent & Compensation (Chair) àGovernance

20

Election of Directors

Henry J. Maier

Director Qualifications
Throughout his career at FedEx and 40 years of experience in the transportation industry, Mr. Maier gained significant experience and expertise in the areas of capital markets, corporate governance, and logistics. Mr. Maier also has relevant public company board experience through his membership on the boards of CalAmp Corporation, Carparts.com, Inc., and Kansas City Southern (formerly a publicly traded company).

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àFedEx Corp. (NYSE: FDX), multinational conglomerate holding company focused on transportation, e-commerce and business services
•President and Chief Executive Officer of FedEx Ground (2013 – 2021)
•Executive Vice President, Strategic Planning and Communication of FedEx Ground (2009 – 2013)
•Senior Vice President, Strategic Planning and Communications (2006 – 2009)
•Various other roles, including as a member of the Strategic Management Committee and leadership positions in logistics, sales, marketing and communications
Public Board Experience
àCalAmp Corp. (Nasdaq: CAMP)
•Independent Chair of the Board, member of the Governance and Nominating Committee and Human Capital Committee (2021 – Present)
àCarParts.com, Inc. (Nasdaq: PRTS)
•Director and member of the Nominating and Corporate Governance Committee (2021 – Present)
àKansas City Southern (NYSE: KSU; no longer publicly traded)
•Director, Chair of the Compensation & Organization Committee, member of the Finance & Strategic Investment Committee (2017 – Present)
Education
àBachelor of Arts in Economics, University of Michigan

INDEPENDENT (Director Nominee) Age: 69 Director Since: February 2022 Committees: àGovernance àCapital Allocation and Planning

2023 Proxy Statement	21

Election of Directors

James B. Stake

Director Qualifications
Throughout his career at 3M Company, Mr. Stake gained extensive public company senior management experience at a large company that operates worldwide. In particular, Mr. Stake’s foreign leadership positions and his position with 3M’s Enterprise Services, provide valuable perspective for C.H. Robinson international operations and its information technology systems. Mr. Stake also has public company board experience through his long tenure on the board of Otter Tail Corporation. Mr. Stake meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

INDEPENDENT (Director Nominee) Age: 70 Director Since: January 2009 Committees: àAudit (Chair)

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2009 – Present)
à3M Company (NYSE: MMM), multinational conglomerate operating in the fields of industrial, consumer, healthcare, electronics, and worker safety
•Executive Vice President of 3M’s Enterprise Services (2006 – 2008)
•Various positions of increasing responsibility leading global health care, industrial, and commercial businesses during his more than 30 years with 3M Company
•Over 12 years of foreign assignments in Europe and South America
àAtiva Medical Corp.
•Chairman of the Board (2008 – 2020)
àOther Experience
•Adjunct Professor, University of Minnesota’s Carlson School of Management
•Board of Trustees, Twin Cities Public Television
Public Board Experience
àOtter Tail Corporation (Nasdaq: OTTR)
•Director, Chair of the Compensation and Human Capital Committee and member of the Audit Committee (2008 – retirement announced for April 2023)
Education
àMaster of Business Administration, Wharton School, University of Pennsylvania
àBachelor of Science in Chemical Engineering, Purdue University

22

Election of Directors

Paula C. Tolliver

Director Qualifications
Ms. Tolliver has developed broad multi-national executive and leadership experience as a senior leader at both Dow and Intel corporations. She has deep expertise in information technology, digital transformation, advanced analytics, and cybersecurity, as well as demonstrated experience in driving innovation, growth, and operational excellence. Ms. Tolliver has relevant public company board experience and meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

INDEPENDENT (Director Nominee) Age: 58 Director Since: October 2018 Committees: àAudit àCapital Allocation & Planning
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2018 – Present)
àTech Edge, LLC, a technology consulting firm
•Founder and Principal (2020 – Present)
àIntel Corporation (Nasdaq: INTC), a multinational technology company
•Corporate Vice President and Chief Information Officer (2016 – 2019)
àThe Dow Chemical Company (a wholly owned subsidiary of Dow, Inc.) (NYSE: DOW), a global materials science leader in packaging, infrastructure, and consumer care
•Corporate Vice President of Business Services and Chief Information Officer
(2012 – 2016)
•Vice President, Procurement (2006 – 2011)
•Chief Information Officer and Chief Digital Officer of Dow AgroScience (2000 – 2006)
•Various other roles of increasing responsibility in Information Technology including as Europe Information Services Director (1996 – 2000)
àSyniti, a pioneering data software and services company
•Director and member of the Technology Committee (2020 – Present)
Public Board Experience
àInvesco (NYSE: IVZ)
•Director and member of the Nomination and Corporate Governance Committee, Compensation Committee and Audit Committee (2021 – Present)
Education
àBachelor of Science in Business Information Systems and Computer Science, Ohio University

2023 Proxy Statement	23

Election of Directors

Henry W. “Jay” Winship

Director Qualifications
Mr. Winship has significant experience and expertise in the areas of capital allocation, mergers and acquisitions, corporate governance, and logistics. He is an active portfolio manager, which provides our Board with valuable insights from an institutional investor perspective. Mr. Winship also has public board experience through his membership on the board of Bunge Limited, and his prior membership on the boards of CoreLogic, Inc. and Esterline Technologies Corporation.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àPacific Point Companies, a privately owned asset management firm
•Founder, President and Managing Member of Pacific Point Capital LLC
(2016 – Present)
•Founder and Managing Member of Pacific Point Advisor, LLC
(2016 – Present)
àRelational Investors LLC, an activist investment fund
•Principal, Senior Managing Director and Investment Committee member
(1996 – 2015)
Other Experience
•Advisor, Corporate Governance Institute at San Diego State University Fowler College of Business
Public Board Experience
àBunge Limited (NYSE: BG)
•Director, Chair of the Audit Committee and member of the Corporate Governance and Nominations Committee and Human Resources and Compensation Committee (2018 – Present)
àCoreLogic, Inc. (NYSE: CLGX; no longer publicly traded)
•Former Director
àEsterline Technologies Corporation (NYSE: ESL; no longer publicly traded)
•Former Director
Education
àMaster of Business Administration, University of California, Los Angeles
àBachelor of Business Administration in Finance, University of Arizona
àCertified Public Accountant
àChartered Financial Analyst

INDEPENDENT (Director Nominee) Age: 55 Director Since: February 2022 Committees: àTalent & Compensation àCapital Allocation and Planning (Chair)

24

Election of Directors
Board Refreshment and Nomination Process
Our Board of Directors, with the assistance of the Governance Committee, prioritizes the review and refreshment of its membership. In connection with this objective, the Governance Committee, on an as-needed basis and at least annually, reviews the structure and composition of the Board to ensure that the proper skills and experience are represented on the Board. In 2022, two long-term directors concluded their terms at the 2022 annual meeting and four new directors joined the Board during the year. In 2023, our former CEO, who departed the company on January 1, also resigned from the Board. We believe this refreshment process has resulted in an increased depth of experience and broader scope of qualifications to our Board of Directors.
Director Nominee Recommendations
The Governance Committee considers director nominee recommendations from a wide variety of sources, including members of the Board of Directors, business contacts, community leaders, and members of management. The Governance Committee will also consider shareholder recommendations for director nominees using the same selection criteria and qualifications as nominees identified by other sources, as described below. The Governance Committee may also engage search firms to assist in the director recruitment process. The table below outlines the typical director nomination process when the Board of Directors seeks to identify a new candidate for the Board.
Director Nomination Process

The Governance Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the committee.	For further review, a member of the Governance Committee will contact those candidates whom the Governance Committee believes are qualified, may fulfill a specific need of the Board of Directors, and would otherwise best contribute to the Board of Directors.	Based on the information the Governance Committee learns during this process, it determines which nominee(s) to recommend to the Board of Directors to submit for election.

The Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination.
Any shareholder interested in presenting a nomination for consideration by the Governance Committee prior to the 2024 Annual Meeting should do so as early as possible to provide adequate time to consider the nominee and comply with our Bylaws.
Ancora Holdings Group, LLC Cooperation Agreement
On January 6, 2023, the company entered into a cooperation agreement with Ancora Catalyst Institutional, LP and its investment advisor affiliates and other individuals and entities in its shareholder group (the “Ancora Group”). This agreement is substantially similar to the cooperation agreement the company entered into with the Ancora Group on February 28, 2022, pursuant to which we appointed Mr. Maier and Mr. Winship to the Board of Directors, among other things. The cooperation agreement also governs certain aspects of the composition of the Board’s committees. Effective upon execution of the cooperation agreement, the Ancora Group also agreed not to nominate director candidates for election to the Board and to support the Board’s full slate of directors at the 2023 Annual Meeting.

2023 Proxy Statement	25

Election of Directors
Shareholder Nominations
Shareholders who would like to directly nominate a director candidate must give written notice to the company’s corporate secretary, either by personal delivery or by United States mail, at the following address: 14701 Charlson Road, Eden Prairie, MN 55347. The shareholder’s notice must be received by the corporate secretary no later than (a) 90 days before the anniversary date of the previous year’s Annual Meeting or (b) the close of business on the tenth day following the date on which notice of a special meeting of shareholders for election of directors is first given to shareholders. Accordingly, nominations for the 2024 Annual Meeting must be received by February 4, 2024, unless the alternative deadline is triggered. For each proposed nominee, the shareholder’s notice must comply with and include all information that is required to be disclosed under our Bylaws, any applicable Securities and Exchange Commission rules and regulations, and any applicable laws. The written notice must also include a written consent of the proposed nominee, agreeing to stand for election if nominated by the Governance Committee, and to serve as a director if appointed by the Board of Directors. The shareholder’s notice must also include:
1.The name and address of the shareholder making the nomination;
2.The number of C.H. Robinson shares entitled to vote at the meeting held by the shareholder;
3.A representation that the shareholder is a holder of record of C.H. Robinson common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice; and
4.A description of all arrangements or understandings between the shareholder and each nominee.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 5, 2024.
Proxy Access
We also provide shareholders with a “proxy access” right that entitles shareholders meeting certain eligibility requirements to include nominees for director in our proxy statement. The proxy access right entitles a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy statement director nominees constituting up to the greater of two individuals or 20% of the Board of Directors. The shareholder’s notice must be delivered to the company’s corporate secretary as set forth above and must be received by the corporate secretary no earlier than 150 days, and no later than 120 days, before the anniversary date of the mailing of the previous year’s proxy statement, unless an alternative deadline under our Bylaws is triggered. Accordingly, nominations for inclusion in our proxy statement for the 2024 Annual Meeting must be received no earlier than October 23, 2023, and no later than November 22, 2023, unless an alternative deadline is triggered. In addition, the shareholder’s notice must comply with the information requirements described above for other direct nominations of director candidates, as well as the additional notice and information requirements described in our Bylaws.
Over-Boarding Policy
Our directors are expected to devote sufficient time to fulfill their responsibilities effectively. Directors are required to advise the Chair of the Governance Committee prior to accepting a position on the board of another publicly held company.

26

Election of Directors
Director Independence
Our Board of Directors is comprised of 10 independent directors and 1 non-independent director who is not independent solely by virtue of his service as our Interim CEO. Accordingly, we are in compliance with the Nasdaq listing standards requirement that a majority of board members must be independent. For additional information on how we made this independence determination for our directors and nominees, see "Proposal 1: Election of Directors.”
Our Board of Directors is elected annually using a majority voting standard for any uncontested director election. This means that a director is elected if the number of votes cast “for” the director’s election exceeds the number of votes cast “against” that director, provided that a quorum is present.
If any incumbent director fails to receive a majority vote in an uncontested election, the director is required to tender his or her resignation, subject to acceptance by the Board. Our Governance Committee will make a recommendation to the Board on whether to accept the resignation, and the Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation.
In the event of a contested election in which the number of nominees exceeds the number of directors to be elected, directors would be elected using a plurality voting standard. The plurality voting standard means that the nominees receiving the most affirmative votes would be elected to our Board.

2023 Proxy Statement	27

Corporate Governance
Introduction
Comprehensive Governance Practices
Our Board’s oversight of the development and implementation of our corporate strategy is supported by
C.H. Robinson’s robust governance practices, policies, and procedures. Ensuring that our governance practices are aligned with our stakeholders’ concerns and objectives is a high priority for us and to that end, we regularly engage with our stakeholders. See the section on “Stakeholder Engagement” in this Proxy Statement for more information on how we seek feedback from our stakeholders. To facilitate continual improvement and effectiveness, the Board is also committed to maintaining its independent oversight and ensuring that its membership consists of the appropriate skill sets and range of experience.
The highlights outlined below are evidence of our commitment to a strong corporate governance structure, comprehensive policies, and procedures that support that structure, and a strong tone at the top.
Corporate Governance Highlights

Active, Independent Board
•10 of 11 directors are independent
•Executive sessions of independent directors held at each regularly scheduled meeting
•Independent Board Chair
•Independent Audit Committee, Governance Committee, and Talent & Compensation Committee
•High rate of attendance at Board and committee meetings
•Complete access to management
•Access to outside advisors at the company’s expense

Robust Corporate Governance
•Board review of company strategy on at least an annual basis
•Active Board involvement in management succession planning
•Robust Board oversight on ESG matters
•Comprehensive and strategic approach to enterprise risk management
•Declassified Board
•Majority vote standard in uncontested elections
•Commitment to Board refreshment with four new Board members added in 2022 with a diverse set of skills and experience

Shareholder Rights
•Proxy access right
•No poison pill
•Proactive investor outreach program; see "Stakeholder Engagement” on page 8
•Annual election of all directors
•Plurality vote standard in contested elections
•Annual “say-on-pay” vote

Board and Management Checks and Balances	•Prohibition on pledging and hedging •Stock ownership guidelines for directors and management •Annual Board and Committee self-evaluation •Clawback policy

28

Corporate Governance
Board Meetings and Attendance
The Board of Directors has a policy that all directors and nominees nominated for election at the Annual Meeting are expected to attend the Annual Meeting. In 2022, all of the ten director nominees who were directors at that time attended the Annual Meeting.
During 2022, the Board of Directors held 14 meetings. Each director holding office during the year attended at least 75% of the aggregate meetings of the Board (held during the period for which he or she had been a director) and the meetings of the committees of the Board on which he or she served (held during the period for which he or she served on a committee).

Engaged and Active Board of Directors

14
Board of Director meetings in 2022	All directors attended at least 75% of 2022 Board and committee meetings	100% Director nominee attendance at the 2022 Annual Meeting	Each 2022 regularly scheduled Board meeting also included a non-management director executive session

Committee Charters and Governance Documents
The charters for each of the required committees of the Board of Directors, our Corporate Governance Guidelines, and our company’s Code of Ethics, which are all a part of our Corporate Compliance Program, are posted under the Governance section of the Investors page of our website at investor.chrobinson.com. Each of our committees reviews its charter on an annual basis to assess its adequacy and effectiveness and then recommends any proposed changes to the Board for approval. Our Corporate Governance Guidelines are reviewed by our Board and the Governance Committee on a regular basis to determine whether any revisions are advisable based on stakeholder feedback, changes in rules or regulations, or updated best governance practices.
Certain sections of this Proxy Statement reference or refer you to materials on our website at www.chrobinson.com. These materials are not incorporated by reference in, and are not a part of, this Proxy Statement.
Board Structure
Board Leadership Structure
Ms. Kozlak, an independent director who has served on the Board since 2013, serves as the independent Chair of the Board. Our Board believes it important to retain the flexibility to allocate the responsibilities of the Board chair and CEO positions in any manner that it determines to be in the best interests of the company based on the then-current circumstances. We have remained committed to having an independent Chair of the Board during this time of our CEO transition when our prior Chairman of the Board is no longer independent due to his service as Interim CEO.
Our Corporate Governance Guidelines provide that the Board chair, in consultation with other Board members, sets the agenda for regular meetings of the Board of Directors, and the chair of each committee is responsible for the agendas for the meetings of the applicable committee. Directors and committee members are encouraged to suggest agenda items and may raise other matters at meetings.
We believe that our leadership structure supports the Board’s risk oversight function. Strong independent directors serve on our Audit Committee—the committee most directly involved in the risk oversight function—and there is open communication between management and the Board, and all directors are involved in the risk oversight function.

2023 Proxy Statement	29

Corporate Governance
Board Committees
The Board has four committees: the Audit Committee, the Talent & Compensation Committee, the Governance Committee, and the Capital Allocation and Planning Committee. Currently, members and chairs of these committees are:

Directors	Audit	Talent & Compensation	Governance	Capital Allocation and Planning
Scott P. Anderson
James J. Barber, Jr.(1)
Kermit R. Crawford(1)
Timothy C. Gokey(1)
Mark A. Goodburn(1)
Mary J. Steele Guilfoile(1)
Jodee A. Kozlak(1)
Henry J. Maier(1)
James B. Stake(1)
Paula C. Tolliver(1)
Henry W. “Jay” Winship(1)

(1)Director is indicated as independent.	Member	Chair

30

Corporate Governance

Audit Committee 2022 Meetings: 7 Report: See page 81	James B. Stake, Chair	Other Members: àJames J. Barber, Jr. àTimothy C. Gokey àMark A. Goodburn àPaula C. Tolliver

Function: The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the company. The Audit Committee has the sole authority to appoint, review, and discharge our independent auditors, and has established procedures for the receipt, retention, and response to complaints regarding accounting, internal controls, or audit matters.

Key Responsibilities:
Among other responsibilities in the Audit Committee Charter, the Audit Committee is responsible for:
1.Reviewing the scope, timing, and costs of the audit with the company’s independent registered public accounting firm and reviewing the results of the annual audit;
2.Assessing the independence of the outside auditors on an annual basis, including receipt and review of a written report from the independent auditors regarding their independence consistent with applicable rules of the Public Company Accounting Oversight Board;
3.Reviewing and approving in advance the services provided by the independent auditors;
4.Overseeing the internal audit function;
5.Reviewing the company’s significant accounting policies, financial results, and earnings releases and the adequacy of our internal controls and procedures;
6.Reviewing the risk management status of the company, including cybersecurity risks; and
7.Reviewing and approving related-party transactions.

Independence and Financial Expertise:
All of our Audit Committee members are “independent” under applicable Nasdaq listing standards and Securities and Exchange Commission rules and regulations. James J. Barber, Jr. was appointed to the Audit Committee on January 1, 2023.
The Board has determined that all five members of the Audit Committee, Messrs. Barber, Gokey, Goodburn, and Stake, and Ms. Tolliver, meet the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

2023 Proxy Statement	31

Corporate Governance

Talent & Compensation Committee 2022 Meetings: 5 Report: See page 65	Jodee A. Kozlak, Chair	Other Members: àKermit R. Crawford àTimothy C. Gokey àMary J. Steele Guilfoile àHenry W. “Jay” Winship

Function: The Talent & Compensation Committee has oversight responsibilities relating to overall talent strategy, executive compensation, employee compensation and benefits programs and plans, succession and leadership development, and diversity, equity & inclusion.

Key Responsibilities:
Among other responsibilities in the Talent & Compensation Committee Charter, the Talent & Compensation Committee is responsible for:
1.Reviewing the performance of the Chief Executive Officer;
2.Determining all elements of the compensation and benefits for the Chief Executive Officer and other executive officers of the company;
3.Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;
4.Reviewing the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant issues of DEI and Human Capital Management, including the alignment of such efforts with the Company’s overall strategy;
5.Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and
6.Reviewing executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits.

Independence:
All of our Talent & Compensation Committee members are “independent” under applicable Nasdaq listing standards and Internal Revenue Service and Securities and Exchange Commission rules and regulations.

32

Corporate Governance

Governance Committee 2022 Meetings: 4	Kermit R. Crawford, Chair	Other Members: àMary J. Steele Guilfoile àJodee A. Kozlak àHenry J. Maier

Function: The Governance Committee identifies for the Board individuals qualified to become Board members, considers nominees recommended by shareholders, and recommends nominees to the Board for election as directors. The Committee also adopts and revises corporate governance guidelines applicable to the Company and serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities.

Key Responsibilities:
Among other responsibilities in the Governance Committee Charter, the Governance Committee is responsible for:
1.Periodically reviewing and making recommendations to the Board as to the size, diversity, and composition of the Board and criteria for director nominees;
2.Identifying and recommending candidates for service on the Board;
3.Reviewing and revising the company’s Corporate Governance Guidelines, including recommending any necessary changes to the Corporate Governance Guidelines to the Board;
4.Leading the Board in an annual review of the performance of the Board and the Board committees;
5.Making recommendations to the Board regarding Board committee assignments;
6.Making recommendations to the Board on whether each director is independent under all applicable requirements;
7.Making recommendations to the Board with respect to the compensation of non-employee directors;
8.Periodically reviewing with the company’s Chief Legal Officer developments that may have a material impact on the company’s corporate governance programs, including related compliance policies; and
9.Reviewing, at least annually, the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant issues of Environmental, Social, and Governance (“ESG”), including the alignment of such efforts with the company’s overall strategy.

Independence: All members of our Governance Committee are “independent” under applicable Nasdaq listing standards.

2023 Proxy Statement	33

Corporate Governance

Capital Allocation and Planning Committee 2022 Meetings: 12	Henry W. “Jay” Winship, Chair	Other Members: àScott P. Anderson àMark A. Goodburn àHenry J. Maier àPaula C. Tolliver

Function: The Capital Allocation and Planning Committee objectively assesses value creation opportunities and supports and makes recommendations to the Board to assist in its and management’s review of, and planning for, the company’s capital allocation, operations and strategy, and enhanced transparency and disclosures to shareholders.

Key Responsibilities:
Among other responsibilities, the Capital Allocation and Planning Committee is responsible for:
1.Reviewing and evaluating the company’s business and financial strategies and growth opportunities, including performance toward those strategies and opportunities and making recommendations to the Board in respect thereof;
2.Reviewing and making recommendations to the Board regarding the company’s capital allocation, cash flow, technology initiatives, capital expenditures, and financing requirements;
3.Reviewing and making recommendations to the Board regarding potential material mergers, acquisitions, divestitures, and other key strategic transactions; and
4.Reviewing and evaluating the company’s annual operating and capital plans and budgets and making recommendations to the Board based on its findings.

Independence:
While the Capital Allocation and Planning Committee is not subject to particular Nasdaq independence requirements, a majority of the members of our Capital Allocation and Planning Committee are “independent” under applicable Nasdaq listing standards.

34

Corporate Governance
Role of the Board of Directors
Strategic Oversight
The Board of Directors generally meets at least four times a year to oversee, review, and, where appropriate, approve fundamental operating, financial, risk management, and other corporate strategies, as well as major plans and objectives. The Board also monitors the effectiveness of management policies and decisions, including the execution of strategies.
The Board regularly reviews and discusses, among others, each of the topics listed below, with significant inputs from each Committee to whom oversight for such topic has been assigned, as applicable and appropriate.

àQuarterly and fiscal year financial results
àEnvironmental, Social, and Governance
àLong range financial planning and review of financial models
àLong-term strategic planning and M&A
àRisk management, mitigation, and insurance updates
àReview and revision, as necessary, of policies and committee charters

àCybersecurity, Privacy, and Compliance
àHuman Capital Management and DEI
àLeadership succession and Talent planning
àExecutive compensation
àDirector compensation
àBoard composition, effectiveness, and self-assessment results

Risk Oversight

BOARD RESPONSIBILITIES àThe Board is actively involved in the oversight of risks that could affect the company.

AUDIT COMMITTEE
àRisk oversight is conducted primarily through the Audit Committee.
àThe Audit Committee Charter provides that the Audit Committee is responsible for at least annually reviewing the company’s key risks or exposures and assessing the steps management has taken to minimize such risk.
àProvides periodic risk assessment updates to the Board and solicits input from the Board regarding the company’s risk management practices.
TALENT & COMPENSATION COMMITTEE àPeriodically reviews the company’s compensation programs to ensure that they do not encourage excessive risk-taking.

MANAGEMENT RESPONSIBILITIES
àManagement is responsible for our Enterprise Risk Management (“ERM”) program, which includes key risk identification, mitigation efforts, day-to-day management, and communication to the Audit Committee.

2023 Proxy Statement	35

Corporate Governance

OVERSIGHT OF ESG
ESG Structure
C.H. Robinson is committed to being a strong corporate citizen and our emphasis on integrity is core to our success. We believe that identifying and managing critical ESG topics helps ensure the sustainability of our company and drives long-term value for our stakeholders. At C.H. Robinson, our ESG efforts are focused on climate action, people empowerment, and ethical business practices. Oversight of these issues starts with the Board and our Chief Executive Officer (“CEO”), as well as our Chief Human Resources and ESG Officer.
The full Board receives regular updates from management, including our VP of ESG, on ESG strategy and risk management. Additionally, the Board committees oversee specific areas of our ESG efforts. The Governance Committee receives regular updates on ESG strategy and risks, as well as environmental sustainability. The Talent & Compensation Committee has oversight of talent strategies; diversity, equity, and inclusion; company culture; and other talent-related topics. The Audit Committee has oversight of ethics and compliance, risk management, cybersecurity, data privacy, as well as reporting on ESG metrics.
See our annual ESG Report on our website for more information. Our 2022 report will be available in the spring of 2023. It will be informed by the Global Reporting Initiative and will include disclosures aligned to the Sustainability Accounting Standards Board (“SASB”) and the Task Force on Climate-Related Financial Disclosure (“TCFD”).

CLIMATE
Climate change is evaluated within our enterprise risk register. Our internal audit team leads risk management for the company, which is reviewed quarterly and aligned to the risk factors reported annually in our Annual Report on Form 10-K. ESG issues and impacts of climate change, its consequences, and opportunities are included in this process, including the impact severe weather events could have on our general operations, the transportation industry, and our fresh produce sourcing. In 2022, the company continued to evolve the enterprise climate risk process and published the first TCFD report for our U.S. and Canadian operations. Our team also began the process of conducting a joint quantitative and qualitative climate scenario analysis for risks and opportunities in our global operations using a number of climate risk scenarios. Workshops commenced in early 2023.
Our Chief Financial Officer works with our CEO, Chief Legal Officer, and Chief Human Resources and ESG Officer to review climate-related issues as they arise. They provide feedback on recommended actions and give final approval regarding which actions are brought to the Board. In addition to regularly scheduled updates to the Board, we add time to review climate-related topics if they arise outside of the scheduled time.

OVERSIGHT OF ENTERPRISE RISK MANAGEMENT
The Enterprise Risk Management (ERM) program, overseen by our Chief Financial Officer and the Audit Committee, allows the company to evaluate risks and their potential impact to the company based on multiple factors, including but not limited to, business conditions, company capabilities, and risk tolerance. The ERM program is facilitated by the

36

Corporate Governance
company’s Internal Audit Department and consists of a framework that identifies and classifies risks, enlists risk owners, facilitates risk mitigation efforts, and communicates results to senior management and the Audit Committee. Changes in the company’s risk profile may also be identified through routine internal audits and ongoing discussions with members of the company’s operational staff and management. A significant component of the ERM program is the annual risk assessment, which includes interviews of various key personnel and risk owners within the company, as well as with members of the Audit Committee. The results of the annual risk assessment are presented to the Audit Committee.
Additional review or reports on enterprise risks are conducted as needed by the Board or the committees.

OVERSIGHT OF CYBERSECURITY
The company’s global reach and the ever-evolving threat landscape makes data security and privacy a critical priority for us and our Audit Committee receives regular reports on this topic. Our global cybersecurity team reports to our Chief Technology Officer and together, they are responsible for our network security, engineering processes, and business continuity. This team partners with leaders from all our global regions to align our strategic goals with our business priorities.
We have processes and programs in place to meet our global compliance obligations and work with our employees and teams across the globe to ensure security and data protection principles are integrated into the way we do business every day. We utilize a set of controls that integrates guidance from the EU’s General Data Protection Regulations and alignment with the U.S. National Institute of Standards and Technology’s framework. In addition, we submit to independent assessments by external parties, including System and Organizational Controls (“SOC”) 2 Type 2 audit, to ensure all safeguards function as they should.
Our Technology Continuity program is equally as robust and follows industry standards for disaster recovery practices, including close alignment with ISO 27031:2011 and the Disaster Recovery Institute International’s Professional Practices. Our program includes multiple components that act as an additional line of defense—among them are regular functional recovery and tabletop exercises, cybersecurity exercises, program audit and maintenance, awareness and training, business impact analysis, and risk evaluation and controls.

OVERSIGHT OF DATA PRIVACY
Our global data privacy program aligns closely with our global cybersecurity team regarding the management of a framework that represents a harmonized set of privacy and data protection controls, encompassing our global and regional obligations to personal information. The program is evaluated within our enterprise risk management register. The director of our global data privacy program reports to our Chief Legal Officer and aligns closely with regional counsel in North and South America, Asia, and Europe.
Our global data privacy program extends across our business and shared service organizations to embed privacy by design principles within our operations and in alignment and coordination with our information security program. This is done through both active data protection impact/privacy impact assessment (“DPIA/PIA”) engagements with business and technical partners, as well as through structured privacy by design checklists embedded into technical and business process development. Technical teams participate in regular and ongoing workshops that support security and privacy by design initiatives. All C.H. Robinson employees who process personal information must comply with privacy policies and processes designed to achieve compliance. Employees complete annual information protection and privacy training that supports our Code of Ethics and guides employees on their roles and responsibilities to collect, protect, use, and manage the personal information entrusted to them. Ongoing privacy policy compliance audits and risks identified during DPIA/PIA activities inform enterprise risk management processes and engagement from senior leaders, as well as visibility to the Audit Committee through internal audit processes on privacy risks.

OVERSIGHT OF TALENT & CULTURE
Our Board of Directors and Talent & Compensation Committee have oversight of our Talent Management and DEI efforts. They receive regular updates from our Chief Human Resources and ESG Officer on our key strategic initiatives, success measurements, and other relevant matters pertaining to human resources and DEI including, but not limited to,

2023 Proxy Statement	37

Corporate Governance
hiring and retention, culture, employee engagement, succession planning, compensation and benefits, and human resources or DEI-related risks.
Evaluation of CEO and Management. Our Board has delegated primary oversight responsibility for the evaluation of our CEO to the Talent & Compensation Committee. The Talent & Compensation Committee, in collaboration with the Chair of the Governance Committee, reports its evaluation of the CEO’s performance at least annually. The Board reviews this report and any other updates from the Talent & Compensation Committee on this topic in executive sessions that usually occur at each regularly scheduled Board meeting. In addition, the Board provides inputs to the CEO, who conducts an annual assessment of the performance and development of other senior management.
Succession Planning. Succession planning for our senior management positions is critical to the company’s long-term success. The Board annually reviews the company’s succession plans. The Board also identifies potential successors for the CEO position. The CEO participates in this process by providing the Board with recommendations or evaluations of potential successors and identifying and recommending development plans for such individuals. The CEO is expected to recommend to the Board on an ongoing basis one or more successors in the event of an unexpected inability of the CEO to continue to serve.

38

Corporate Governance
Other Corporate Governance Policies, Practices, and Processes
Annual Board Evaluations
Each year, the Board conducts a self-evaluation to determine whether it and its committees are functioning effectively. The Governance Committee is responsible for seeking comments from all directors and reporting its evaluation of Board and committee performance to the Board on an annual basis. As part of the self-evaluation process, the Chair of the Governance Committee may have individual conversations with each director to discuss individual and group dynamics and performance. The full Board reviews and discusses the evaluation report to determine what, if any, action could improve Board and Board committee performance.
Shareholder Communications with the Board
C.H. Robinson shareholders and other interested parties may send written communications to the Board of Directors or to any individual director by mailing it to C.H. Robinson Worldwide, Inc., Board of Directors, c/o C.H. Robinson Corporate Secretary, 14701 Charlson Road, Suite 1200, Eden Prairie, MN 55347. These communications will be compiled by the corporate secretary and periodically submitted to the Board of Directors or individual directors.

2023 Proxy Statement	39

Compensation of Directors
Overview
Every two to three years, the Governance Committee engages with an independent compensation consultant to review board compensation market data. As necessary, this data is used by the Governance Committee in preparation for determining and recommending changes to board compensation. The last review was completed in 2021 by Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”).
The table below outlines the current annual compensation program for our non-employee directors:

Compensation Element	Compensation Amount ($)
Non-Employee Director Compensation:
Annual Cash Retainer		$110,000
Annual Equity Award (RSUs)		175,000
Independent Chair of the Board Additional Cash Retainer		100,000
Committee Service Compensation:	Chair	Member
Audit Committee	$30,000	$12,500
Talent & Compensation Committee	20,000	7,500
Governance Committee	20,000	7,500
Capital Allocation and Planning Committee(1)	20,000	7,500
(1)Members of the Capital Allocation and Planning Committee, including non-employee directors, did not earn additional compensation for their participation during 2022. On February 9, 2023, the Capital Allocation and Planning Committee was determined to be a standalone Committee with compensation, effective for 2023, commensurate with the Governance Committee and Talent & Compensation Committee.
Cash retainers are paid in quarterly installments, at the end of each calendar quarter. On an annual basis before the following year’s director compensation is determined, the directors may elect to receive all or a portion of their retainers in cash, stock, or restricted stock units (“RSUs”) that are immediately vested and are payable to the directors after their service on the Board of Directors has ended. The annual equity award is delivered in the form of fully vested RSUs that settle in shares of stock after the director leaves the Board of Directors.
Directors are required to own a minimum of five times their annual cash retainer in company stock no later than five years after joining the Board of Directors. We base the stock ownership requirements on all shares of company stock deemed owned by a director, which includes vested RSUs and stock beneficially owned by the director, including owned in a trust, by a spouse, or by dependent children for our directors. All directors are in compliance with the company stock ownership requirements.
C.H. Robinson also reimburses non-employee directors for reasonable expenses incurred in attending Board of Directors meetings and for expenses incurred in obtaining continuing education related to service on our Board of Directors. Directors who are also employees of C.H. Robinson are not separately compensated for serving as a member of the Board of Directors.

40

Compensation of Directors
2022 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash		Stock Awards(2)	Total	Aggregate Number of Shares Subject to Stock Awards Outstanding as of December 31, 2022(3)
Scott P. Anderson	$242,500		$140,000	$382,500	23,672
James J. Barber, Jr.(4)	4,730		6,087	10,870	83
Kermit R. Crawford	125,000		140,000	265,000	3,738
Wayne M. Fortun(5)	42,886		48,032	90,918	19,229
Timothy C. Gokey	130,000	(6)	140,000	270,000	15,595
Mark A. Goodburn(7)	79,828	(6)	91,223	171,051	2,028
Mary J. Steele Guilfoile	125,000		140,000	265,000	15,388
Jodee A. Kozlak	137,500		140,000	277,500	19,413
Henry J. Maier(8)	98,243		117,056	215,299	1,501
Brian P. Short(5)	44,601	(6)	48,032	92,633	45,612
James B. Stake	147,500		140,000	287,500	26,957
Paula C. Tolliver	130,000		140,000	270,000	10,211
Henry W. “Jay” Winship(8)	98,243		117,056	215,299	1,501
(1)Robert Biesterfeld served as the company’s Chief Executive Officer in 2022 and did not receive any additional compensation for services provided as a director.
(2)The dollar value reflected in this column was awarded as fully vested restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed to the director after his or her board membership terminates. The number of units issued to a director is determined by dividing the Annual Equity Award Value of $175,000 by the closing price of a share of our common stock on the date of grant. In accordance with Accounting Standards Codification 718 (“ASC 718”), these awards are discounted to reflect the restrictions on the awardee’s ability to sell or transfer vested awards until his or her board membership terminates. The fair value of these awards is established based on the market price on the date of grant, discounted for post-vesting holding restrictions.
(3)Includes fully vested restricted stock units.
(4)Mr. Barber was appointed to the Board of Directors on December 15, 2022.
(5)Mr. Fortun and Mr. Short retired from the board of directors following the company’s annual meeting on May 5, 2022.
(6)The director has elected to receive the dollar value of these fees in restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed after termination of board membership.
(7)Mr. Goodburn was elected to the board of directors at the company’s annual meeting on May 5, 2022.
(8)Mr. Maier and Mr. Winship were appointed to the Board of Directors on February 28, 2022.

2023 Proxy Statement	41

Proposal 2: Advisory Vote on the Compensation of Named Executive Officers (“Say-on-Pay”)
C.H. Robinson is providing its shareholders the opportunity to cast a non-binding advisory vote on the compensation of its named executive officers (“NEOs”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of NEOs as described in this Proxy Statement:
“RESOLVED, that the shareholders of C.H. Robinson Worldwide, Inc. approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”
C.H. Robinson, with guidance and oversight from our Talent & Compensation Committee, has adopted an executive compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:
1.Pay incentive compensation aligned with company earnings performance;
2.Encourage executives to make long-term career commitments to C.H. Robinson and align executives’ interests with those of our shareholders;
3.Balance incentive compensation to achieve both annual and long-term profitability and growth;
4.Emphasize supporting both team and company goals, business transformation, and company culture; and
5.Provide a level of total compensation necessary to attract, retain, and motivate high quality executives.
We believe that our executive compensation program is aligned with the long-term interests of our shareholders. In considering this proposal, we encourage you to review the 2022 Compensation Discussion and Analysis section of this Proxy Statement and related compensation tables and narrative discussion beginning on page 43. It provides detailed information on our executive compensation, including our compensation philosophy and objectives and the 2022 compensation of our NEOs.
C.H. Robinson has requested shareholder approval of the compensation of our NEOs on an annual basis. Our compensation disclosures, including our Compensation Discussion and Analysis, compensation tables, and discussion in this Proxy Statement, are done in accordance with the Securities and Exchange Commission’s compensation disclosure rules.
àAs an advisory vote, this Proposal 2 is non-binding. However, the Board of Directors and the Talent & Compensation Committee value the opinions of our shareholders and will consider the results of the vote when making future compensation decisions for our NEOs.

BOARD VOTING RECOMMENDATION The Board of Directors recommends a vote FOR the advisory approval of the compensation of named executive officers.

42

Executive Compensation

2022 COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion & Analysis (“CD&A”) describes the background, objectives, and structure of our executive compensation programs. This CD&A is intended to be read in conjunction with the tables beginning on page 66, which provide further historical compensation information for the following named executive officers (“NEOs”):
àRobert C. Biesterfeld Jr., Former President and Chief Executive Officer(1)
àMichael P. Zechmeister, Chief Financial Officer
àArun D. Rajan, Chief Operating Officer(2)
àMac S. Pinkerton, President of North American Surface Transportation (“NAST”)
àMichael J. Short, President of Global Forwarding

(1)Mr. Biesterfeld’s service as President and Chief Executive Officer ended on December 31, 2022.
(2)Mr. Rajan held the position of Chief Product Officer and was appointed Chief Operating Officer on October 31, 2022.
Executive Summary
Compensation Philosophy and Structure
Performance-based compensation and alignment of individual, company, and shareholder goals are integral components of our C.H. Robinson culture and management approach. Performance-based compensation makes up a significant portion of our employees’ total compensation package.
C.H. Robinson, with guidance and oversight from our Talent & Compensation Committee, has adopted an executive officer compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:
1.Pay incentive compensation aligned with company performance;
2.Align executives’ interests with those of our shareholders and encourage high-performing executives to make long-term career commitments to C.H. Robinson;
3.Balance incentive compensation to achieve both annual and long-term profitability and growth;
4.Emphasize supporting both team and company goals, business transformation, and company culture; and
5.Provide a level of total compensation necessary to attract, retain, and motivate highly qualified executives.
Compensation decisions regarding individual executive officers are based on several factors, including competitive market practices, individual performance, level of responsibility, unique skills of the executive, tenure, demands and complexity of the position, and critical nature of the role.

2023 Proxy Statement	43

Executive Compensation
2022 C.H. Robinson Performance Highlights and Incentive Payouts
2022 was another year of significant change for transportation markets as the cost of purchased transportation declined rapidly from their pandemic peaks in the second half of the year. Slowing consumer demand and improved capacity allowed many of the challenges shippers have faced since the beginning of the pandemic, including port congestion and equipment and labor shortages, to ease and transportation markets to operate more efficiently. Despite these improvements, shippers continue to navigate elevated inventory levels, macroeconomic uncertainty, and inflationary pressures. The C.H. Robinson team continued to help our customers and contract carriers navigate through the changing market cycle with best-in-class solutions provided by our global network of supply chain experts that customers have come to expect from C.H. Robinson. The strength and resilience of our model and team were evident as we again generated record annual results in 2022.
Performance Overview
The following summarizes C.H. Robinson financial, operational, and strategic achievements in 2022 including year-over-year operating comparisons to 2021:

Total revenues increased 6.9% to $24.7 billion, driven by higher pricing in nearly all of our service lines, most notably truckload, LTL, and ocean services.	2.3 billion digital transactions with customers and carriers in 2022, a 30% year-over-year increase.	Income from operations totaled $1.3 billion, up 17.1% from last year primarily due to the increase in AGP, partially offset by the increase in operating expenses.	Adjusted gross profits(1) (“AGP”) increased 14.0% to $3.6 billion, driven by higher adjusted gross profit per transaction in truckload and LTL services.

Increased our regular quarterly dividend 10.9% from $0.55 per share to $0.61 per share.	Cash returned to shareholders increased 100.2% to $1.8 billion.		Diluted earnings per share (EPS) increased 11.4% to $7.40.

(1)Adjusted gross profit is a non-GAAP measure. Additional information about adjusted gross profit, including a reconciliation to gross profit, is available in our Annual Report on Form 10-K for the year ended December 31, 2022.
The cost of purchased transportation in the North American surface transportation market declined significantly over the course of 2022 as excess carrier capacity combined with slowing demand led to softening market conditions. This compared to extremely tight market conditions in 2021 as strong demand combined with challenges due to driver availability and supply chain disruptions drove purchased transportation costs to historic levels. Many of these challenges subsided over the course of 2022, allowing routing guides to perform more efficiently, which resulted in a comparatively soft market versus 2021. Despite the slowing demand and softening market conditions, our operating model generated growth in both truckload and less than truckload (“LTL”) adjusted gross profits and a modest increase in truckload volumes.
The best-in-class solutions delivered by our network of supply chain experts resulted in strong financial results in 2022. NAST adjusted pre-tax income (“APTI”; defined on page 51) finished well above target at $784,340 in 2022, driven by higher AGP per shipment in truckload and LTL services and partially offset by a 1.0% decrease in our combined NAST truckload and LTL volumes. NAST APTI was one of the performance measures for our annual cash incentive plan for 2022 for one of our NEOs.

44

Executive Compensation
The cost of purchased transportation fell significantly in the global forwarding market in the second half of 2022 as global demand slowed in most trade lanes. The peak shipping season historically experienced in the second half of each year, which would typically drive elevated rates and volumes, remained uncharacteristically soft. Shippers in the U.S. and Europe continued to struggle with elevated inventory levels as consumer demand has been negatively impacted by inflation and macroeconomic uncertainty. In an effort to adapt to this slowing demand, steamship lines continue to rationalize services by reducing capacity where possible with blank sailings and slow steaming. All of these factors have allowed port congestion to ease in many parts of the world. As with the North American surface transportation market, this compared to extremely tight market conditions in 2021 as strong demand combined with supply chain disruptions caused by port congestion along with equipment and labor shortages drove purchased transportation to historic levels in 2021 and the first half of 2022. The slowdown of global demand has also had a significant impact on the air freight market. Air freight pricing and volumes have significantly declined, driven by shippers maintaining higher inventory levels, declining consumer demand, and improving ocean schedule reliability, eliminating ocean freight to air freight conversions. Air freight capacity continues to improve and drive rates lower in many trade lanes due to increased belly capacity as commercial flights become more frequent after being significantly reduced during the COVID-19 pandemic. Our network of supply chain experts helped our customers effectively manage the volatile global forwarding market resulting in modest growth in AGP compared to the historic results achieved in the prior year. Ocean volumes decreased 0.5%, air freight tonnage decreased 9.0%, and customs brokerage volumes increased 3.5%.
The strong execution by our Global Forwarding team resulted in record-breaking financial results and above target incentive compensation achievement. Global Forwarding APTI growth finished at $463,071 in 2022. Global Forwarding APTI was one of the performance measures for one of our 2022 NEOs.
The strong financial results noted above resulted in an increase of diluted earnings per share from $6.31 in 2021 to $7.40 in 2022 and translated into above-target incentive payouts under our annual cash incentive plan for our NEOs and earned vesting in our performance-based equity awards.
Our enterprise APTI, which is one of the measures used to determine annual cash incentive payments for all of our NEOs in 2022, finished at $1,211,294 in 2022 and we achieved above-target incentive payouts for our NEOs.
Incentive Payouts

Element	Key Features	Result

2022 Annual Incentive Cash Plan	Based on adjusted pre-tax income (APTI) and, for NEOs other than CEO, MBOs, including one specific to DEI.	Above Target	h

Performance-Based Equity Awards(1)	Aligned to Diluted EPS Growth	At Target	n

Adjusted Gross Profit PSUs(2)	Aligned to AGP Growth	Above Target	h

(1)Granted in 2018 and 2020.
(2)Granted in 2021 and 2022.

2023 Proxy Statement	45

Executive Compensation
Say-on-Pay and Response to Shareholder Feedback
The Talent & Compensation Committee considers the results of the shareholders’ advisory vote on the compensation of NEOs. At our 2022 Annual Meeting, our say-on-pay proposals received “for” votes that represented approximately 92% of the shares voted on the proposals. The Talent & Compensation Committee considered the results of these say-on-pay votes and other shareholder feedback when evaluating our compensation practices and policies in 2022, and when setting the compensation of our NEOs for 2022. The Talent & Compensation Committee believes that our say-on-pay proposal results demonstrate shareholders’ support of our compensation practices.

92% Voted in Favor of our Executive Compensation Program at our 2022 Annual Meeting of Shareholders
Based on feedback received from our shareholders, as well as the Talent & Compensation Committee’s consideration of competitive market practices and its goal of linking executive pay and performance, the Talent & Compensation Committee approved the following changes to our compensation programs:

46

Executive Compensation

WHAT WE HEARD...	HOW WE RESPONDED...

àConsider, on a going-forward basis, having the treatment of equity awards that are assumed or converted following a change in control be double trigger	àEffective January 1, 2023, C.H. Robinson has expanded its double trigger for all equity awards, including performance-based awards

àEnhance disclosure regarding holding requirements	àC.H. Robinson has enhanced our disclosure to our ownership guidelines and we have included the policy in this Proxy Statement

àConsider disclosing a peer group that can be used to make executive compensation decisions	àC.H. Robinson has selected and adopted a formal peer group for purposes of executive compensation

àConsider the metrics in the annual incentive plan	àIn 2023, C.H. Robinson introduced a new Annual Incentive Plan, which consists of blended volume growth, operating income margin and MBO/SBO scorecards

àConsider the performance period for the long term incentive plan
àIn 2023, C.H. Robinson introduced new performance stock unit (PSU) awards where 33.33% is measured on diluted earnings per share (EPS), 33.33% on adjusted gross profit (AGP), and 33.34% on average adjusted operating income margin; each of these measures has a cumulative 3-year performance period

àConsider removing the counting of vested stock options and unvested performance shares in the stock ownership guidelines	àIn 2023, C.H. Robinson removed the counting of vested stock options and unvested performance shares for stock ownership guidelines

2023 Proxy Statement	47

Executive Compensation
Key Compensation Practices
Our compensation framework and pay-for-performance practices provide appropriate incentives to our executive officers to achieve our financial goals and align our executives with our shareholders’ interests.

WHAT WE DO
àWe Do require approval of our executive compensation and incentive payouts by our independent Talent & Compensation Committee
àWe Do target pay opportunity that is generally aligned to the 50th percentile of general market data and a compensation peer group of companies that are of similar size, as well as aligned to our business model of a platform company and two-sided market place
àWe Do have the majority of pay at risk and performance-based
àWe Do have the majority of annual incentive compensation performance metrics directly tied to a key driver of shareholder value (APTI)
àWe Do have appropriate caps on incentive plan payouts; two times target opportunity
àWe Do have double trigger change of control provisions in time-based equity awards made after January 1, 2022, and performance stock unit awards made after January 1, 2023
àWe Do have long-term incentives that are performance-based to create alignment with shareholders
àWe Do have long-term incentive plan performance metrics that reward management for scaling the business and creating profitable market share growth
àWe Do have robust stock ownership guidelines and a minimum of a 1-year deferred delivery requirement for shares earned under equity awards
àWe Do have a clawback policy
àWe Do have our equity compensation subject to forfeiture and clawback if executive violates restrictive covenants
àWe Do have an Executive Separation and Change in Control Plan
àWe Do have a Talent & Compensation Committee comprised entirely of independent directors
àWe Do have our Talent & Compensation Committee engage with an independent consultant
àWe Do have our Talent & Compensation Committee regularly meet in executive session without management present

WHAT WE DON’T DO
àWe Don’t have guaranteed bonuses
àWe Don’t have supplemental pension or executive retirement plan (SERP) benefits
àWe Don’t allow repricing of underwater options or stock appreciation rights without shareholder approval
àWe Don’t allow hedging or pledging of company shares by our officers or directors
àWe Don’t allow discounted options or SAR grants
àWe Don’t allow transactions in company stock by our officers or directors without pre-clearance
àWe Don’t pay dividends on unvested performance stock units and restricted stock units granted after January 1, 2021

48

Executive Compensation
Executive Transitions
Robert C. Biesterfeld Jr.’s last day of employment with the company was January 1, 2023. His last day as President and Chief Executive Officer of the company, as well as a member of the Board, was the end of the day on December 31, 2022. He received severance for a termination without cause as described under “Executive Separation and Change in Control Plan.”
Scott P. Anderson, who previously served as independent Chair of the Board, was appointed as Interim Chief Executive Officer, effective January 1, 2023. Mr. Anderson resigned as Chair of the Board and from the Audit Committee and Governance Committee of the Board in connection with his service as Interim CEO.
Mr. Anderson, in his role as Interim CEO, is receiving an annual base salary of $1,100,000, an annual target cash incentive of 155% of base salary (prorated for the portion of the year during which Mr. Anderson serves as Interim CEO), and restricted stock units having a grant date value equal to $2,500,000, which vest on the first anniversary of the date of grant, provided that Mr. Anderson is continuing to provide service to the company as Interim CEO or as a director.
We also announced that we have commenced a search for a permanent CEO.
The company promoted Arun D. Rajan to Chief Operating Officer on October 31, 2022. Prior to his promotion, Mr. Rajan held the position of Chief Product Officer. Effective January 1, 2023, to encourage Mr. Arun’s retention with the company, he received an additional annual base salary increase to $910,000 and his target annual cash incentive increased to 120% of base salary. The value of his annual grants of his long-term equity incentive increased to $4,000,000 for fiscal 2023. In addition, Mr. Rajan was granted a retention award in the form of restricted stock units having a grant date value of $3,500,000, which vest as to 50% of the shares on the 18-month anniversary of January 1, 2023 (the date of grant), and the remaining 50% of the shares on the third annual anniversary of the date of grant. The Talent & Compensation committee believes this retention award was warranted to ensure continuity of leadership during a period of significant transition and given Mr. Rajan’s critical role in supporting the digital and operational transformation of C.H. Robinson.
2022 Elements of Compensation
Performance Evaluation and Compensation
The NEOs are all paid the same compensation elements. The determination of the NEOs’ 2022 base salary, annual cash incentive compensation, and equity compensation (both PSUs and RSUs) followed the practices explained above for executive compensation. Each member of this group is evaluated, and the NEOs’ compensation is based on several different factors, including, but not limited to, the following:
1.Title, role, scope of responsibility, and relative experience;
2.Tenure in their position;
3.Subjective evaluation of individual performance;
4.Financial performance of the company as a whole;
5.Financial performance of the portion of the business the NEO leads, where applicable; and
6.Comparison to market practices information.
The Talent & Compensation Committee annually conducts an evaluation of the Chief Executive Officer’s performance. Based on this evaluation, the Talent & Compensation Committee determines base salary, annual cash incentive compensation, and equity compensation of the Chief Executive Officer.

2023 Proxy Statement	49

Executive Compensation
Mix of Executive Compensation
Our CEO’s target total compensation includes a mix of pay that is heavily weighted to long-term, equity-based incentives (74%). On average, our NEOs other than our CEO have an average of 61% of total compensation targeted to be paid in long-term, equity-based incentives. These figures are based on annual equity compensation awards only. This is consistent with our philosophy of strong linkage between pay and performance.

CEO 2022 Target Compensation(1)	Average Other NEO 2022 Target Compensation

(1)CEO 2022 target compensation refers to former CEO Robert C. Biesterfeld Jr.
(2)Equity compensation includes 50% PSUs and 50% RSUs.

50

Executive Compensation
Components of Total Compensation
Our compensation components are as follows:

Element	Performance Period	Objective	Performance Measured/Rewarded

Base Salary	Annual	Attracts, retains, and rewards top talent and reflects each NEO’s responsibilities, performance, leadership potential, succession planning, and relevant market data.
Provides NEOs with fixed compensation that serves as a vehicle to attract and retain. Rewards executives for key performance and contributions. Generally, we target the 50th percentile of our defined market for talent.

Annual Cash Incentive	Annual	Motivates and rewards our executives for the achievement of financial performance and certain strategic goals for the company.
In 2022, the annual cash incentive was based on the following:
•CEO - Target opportunity was 155% of base salary and was based on enterprise adjusted pre-tax income (“APTI”). APTI is a non-GAAP financial measure calculated as income before provision for income taxes adjusted for executive short-term incentives and other unusual items including acquisitions.
•Operating Executive Officers - Target opportunity varied from 55% to 85% of base salary and was based on the APTI of the business division and/or region of responsibility for the executive, enterprise APTI, and management business objectives (“MBOs”), one specific to DEI.
•Shared Services Officers - Target opportunity varied from 75% to 100% of base salary and was based on enterprise APTI and MBOs, one specific to DEI.
•For all executive officers the maximum annual incentive that may be paid is two times the planned annual incentive at target.
•Threshold and maximum performance goals for NEOs were set at 70% and 120% of the relevant APTI targets, respectively.

Performance Stock Units (PSUs)	Long-Term	Aligns the interests of management and shareholders.
•Accounts for 50% of NEOs’ equity grant value.
•75% of PSUs are aligned to Diluted Earnings Per Share (“EPS”), which aligns to business strategy for long-term performance, across varying market cycles and longer-term secular changes. EPS awards vest based on a cumulative 3-year measure.
•25% of PSUs are aligned to budgeted adjusted gross profit, which aligns to our commitment to our customers and rewards management for profitable growth for each of three successive 1-year periods.
•Both measures under the PSU plan have a vesting period of 3 years and a 1-year delayed distribution of shares.
•To reward for driving high levels of performance, participants may earn up to two times the number of shares granted.

Restricted Stock Units (RSUs)	Long-Term	Aligns the interests of management and shareholders. Supports our desire to retain our critical talent to drive our long-term business transformation.	•Accounts for 50% of NEOs’ equity grant value. •RSUs have a vesting period of 3 years and a 1-year delayed distribution of shares.

2023 Proxy Statement	51

Executive Compensation
Performance Metrics and Goal Rigor

Annual Cash Incentive Compensation
ADJUSTED PRE-TAX INCOME (APTI)
NEO annual incentive compensation amounts are set as a percentage of their base salary, to reflect the executive’s responsibilities, performance, and contribution to overall company goals. The measure used to determine the financial component of annual incentive compensation is APTI. APTI is a non-GAAP financial measure calculated as income before provision for income taxes adjusted for executive short-term incentives and other unusual items including acquisitions. See below for a reconciliation of APTI to income before provision for income taxes. We believe growth in APTI is the appropriate measure for our annual cash incentive compensation because it rewards profitable growth, which is aligned with the interests of our shareholders.
Each year, the Talent & Compensation Committee establishes target APTI growth for the enterprise and the divisions at levels that are consistent with the company’s long-term expected results. Given the transactional nature of a significant portion of our business and our fluctuating adjusted gross profit margins due to market conditions, historically the company has found it difficult to forecast short-term performance. As such, we believe it is important to align targets more closely with our long-term growth goals, with some consideration given to shorter-term market trends and divisional business plans.
MANAGEMENT BUSINESS OBJECTIVES (MBOS)
The Talent & Compensation Committee included MBOs as part of our 2022 annual cash incentive compensation plan for each NEO, other than Mr. Biesterfeld, to incentivize the achievement of more individualized financial and operational objectives that are critical to our long-term strategy as well as our commitment to DEI. The MBOs were designed to recognize the initiatives that help the company navigate the large cyclical swings that affect the freight transportation environment, as well as our initiatives to continue driving operating margin expansion over the long-term, achieve overall market-share growth, and the successful implementation of our digital transformation efforts. The DEI MBO directly supports the company’s DEI goals and serves to hold leaders accountable for advancing the company’s DEI strategy.

Equity Compensation
DILUTED EARNINGS PER SHARE (EPS) AND ADJUSTED GROSS PROFIT (AGP)
Equity compensation is a critical part of how we incentivize and reward our leadership for enterprise performance. As our strategy in the organization evolves to meet the changing needs of our marketplace, we adopted a new equity plan, which included changes to our equity plan to align with that strategy. In designing the changes to our equity plan and awards, we had several key objectives: to support our business transformation and our strong, performance-oriented culture, to ensure we are market competitive in order to attract and retain top talent, to have high perceived value amongst participants, and, of course, to be aligned with our shareholders’ interests.
Our equity compensation philosophy is to pay for performance and reward profitable long-term growth. The metrics we use in our plan reward management for scaling the business and creating profitable market share growth. More specifically, EPS aligns to our business strategy for long-term performance, across varying market cycles and longer-term secular changes, and AGP aligns to our commitment to our customers and rewards management for profitable growth.

52

Executive Compensation
2022 Named Executive Officer Compensation
Base Salary
Annual base salary is designed to compensate our executive officers as part of a total compensation package necessary to attract, retain, and motivate high quality executives. Our 2022 base salaries, which took effect March 6, 2022, generally reflect the 50th percentile of our defined market for talent.
The Talent & Compensation Committee reviews base salaries annually and adjusts base salaries to reflect an NEO’s responsibilities, performance, leadership potential, succession planning, and relevant market data.

NEO	Title	2021 Base Salary	2022 Base Salary	% Change
Robert C. Biesterfeld Jr.	Former President and Chief Executive Officer	$1,075,000	$1,100,000	2%
Michael P. Zechmeister	Chief Financial Officer	725,000	740,000	2%
Arun D. Rajan(1)	Chief Operating Officer	800,000	840,000	5%
Mac S. Pinkerton	President of NAST	610,000	625,000	2%
Michael J. Short(2)	President of Global Forwarding	550,000	625,000	14%
(1)Mr. Rajan held the position of Chief Product Officer and was appointed Chief Operating Officer on October 31, 2022; he did not receive a base salary adjustment at that time.
(2)Mr. Short’s base salary was increased to position him more competitively to market.
Annual Cash Incentive Compensation
Introduction
The Talent & Compensation Committee approves an individualized incentive compensation plan for each NEO in the first quarter of the calendar year. The primary objectives of our annual cash incentive compensation are to motivate our people to grow our company profits, align pay with annual company performance, and motivate and incent the company’s executive leaders for achievement of important goals aligned to their function or division MBOs (as described on page 55).
2022 Target Opportunities
The table below describes the structure of the 2022 annual cash incentive compensation plan.
Targets for NEOs 2022 Annual Cash Incentive Compensation Plan:

NEO	Target Incentive as % of Base Salary	$ Target Incentive	% Tied to Enterprise APTI	% Tied to NAST APTI	% Tied to Global Forwarding APTI	% Tied to MBO
Robert C. Biesterfeld Jr.	155%	$1,705,000	100%	0%	0%	0%
Michael P. Zechmeister	85%	629,000	80%	0%	0%	20%
Arun D. Rajan	100%	840,000	80%	0%	0%	20%
Mac S. Pinkerton	85%	531,250	30%	50%	0%	20%
Michael J. Short	85%	531,250	30%	0%	50%	20%

2023 Proxy Statement	53

Executive Compensation
2022 Performance Levels and Achievement
Financial Metrics
The threshold, target, and maximum levels of APTI are set each year with the following objectives:
•The relative difficulty of achieving each level is consistent from year to year;
•The target level is challenging, but achievable, and reflects planned company performance; and
•A threshold payment is made to reward partial achievement of the target, and a maximum payment rewards attainment of an aggressive, but potentially achievable, level of performance.
For performance between threshold and target or target and maximum, the achievement percentage is determined by linear interpolation. For financial metrics, the payout levels range from 0% to 200% of target. For the MBO metrics, the payout levels range from 90% to 110% of target. The NEO annual incentive compensation payout at maximum is capped at two times the target opportunity.
In 2022, the Talent & Compensation Committee established these APTI targets aligned with our long-term growth objectives and taking into consideration the volatility and uncertainty around supply chain and marketplace conditions at the time the metrics were set, which included uncertainty around the ongoing impact of the COVID-19 pandemic. For 2022, the target level of APTI represented 3% growth over 2021 APTI for the Enterprise, 18% growth over 2021 APTI for NAST, and a negative growth rate of 20% growth over 2021 APTI for Global Forwarding. The Talent & Compensation Committee certified the following actual performance levels of APTI for 2022, which represented 18% growth over 2021 APTI for the Enterprise, 45% growth for NAST, and a negative 8% growth for Global Forwarding:
2022 NEO Annual Incentive Compensation Financial Metrics ($ in 000’s)

	Threshold	Target	Maximum

Enterprise APTI

North American Surface Transportation APTI

Global Forwarding APTI

Reconciliation of APTI to income before provision for income taxes ($ in 000’s)	Enterprise	NAST	Global Forwarding
APTI	$1,211,294	$784,340	$463,071
Less: Executive bonuses	(7,846)	(912)	(840)
Less: Impact of unusual or extraordinary items(1)	(36,684)	(9,499)	(7,005)
Income before provision for income taxes	$1,166,765	$773,929	$455,227
(1)In 2022, APTI was adjusted to exclude the impact of organizational changes to support our enterprise strategy of accelerating our digital transformation and productivity initiatives. These restructuring costs included $21.5 million of severance and related personnel expenses and $15.2 million related to the impairment of certain capitalized internally developed software projects.

54

Executive Compensation
For 2022, for Mr. Biesterfeld, APTI (as defined on page 51) growth represented 100% of the total annual incentive opportunity. APTI growth represented 80% of the total annual incentive opportunity with 20% tied to MBOs for the other NEOs.
MBOs
The Talent & Compensation Committee included MBOs as part of our fiscal 2022 annual cash incentive compensation plan for each NEO, other than Mr. Biesterfeld, to incentivize the achievement of more individualized financial and operational objectives that are critical to our long-term strategy as well as our commitment to DEI.

Michael P. Zechmeister, Chief Financial Officer
•MBO Achievement %: 100%
•DEI: Year over year Finance team progress toward the company’s 2025 DEI goals, which include leadership representation, engagement, hiring, and retention. Demonstrated leadership contributions and action steps to support and advance the company’s strategy to become more a diverse and inclusive organization.
•Lead the delivery of a company strategic initiative to strengthen enterprise investment prioritization and resource alignment.

Arun D. Rajan, Chief Operating Officer
•MBO Achievement %: 105%
•DEI: Demonstrated leadership contributions and action steps to support and advance the company’s strategy to become more a diverse and inclusive organization.
•Accelerate the pace of development and deployment of technology and product capabilities; design scalable solutions that position C.H. Robinson competitively with customers and carriers; and leverage data science and machine learning to drive scale in transactional components of the business while also enabling margin growth and differentiated, strategic services.

Mac S. Pinkerton, President of North American Surface Transportation (“NAST”)
•MBO Achievement %: 95%
•DEI: Year over year NAST team progress toward the company’s 2025 DEI goals, which include leadership representation, engagement, hiring, and retention. Demonstrated leadership contributions and action steps to support and advance the company’s strategy to become more a diverse and inclusive organization.
•Achieve NAST operating margin target of 40%.

Michael J. Short, President of Global Forwarding
•MBO Achievement %: 105%
•DEI: Year over year Global Forwarding team progress toward the company’s 2025 DEI goals, which include leadership representation, engagement, hiring, and retention. Demonstrated leadership contributions and action steps to support and advance the company’s strategy to become more a diverse and inclusive organization.
•Improve our customer experience index, delivery of technology enhancements to enable longer term goal of increased files per person, and improvement in billing timeliness.

2023 Proxy Statement	55

Executive Compensation
Performance against the MBOs were evaluated after year end, with the Interim CEO, Scott Anderson, making recommendations to the Talent & Compensation Committee on the achievement of each NEO’s MBOs. The Talent & Compensation Committee then determined the level of achievement of the MBOs to determine the level of payout for this component of the plan. The actual target incentive opportunity and payouts, including each NEO’s MBOs, are described in more detail in the tables beginning on page 66.
2022 NEO Annual Cash Incentive Compensation
The table below sets forth the weighted impact of actual performance against the financial metrics and MBOs in the calculation of each NEO’s percentage of target incentive achieved and the resulting payout.
Performance for NEOs 2022 Annual Cash Incentive Compensation Plan:

NEO	Achievement Tied to Financial Metrics (weighted) %	Achievement Tied to MBOs (weighted) %	Total Incentive Achievement % of Target	$ Total Payout Amount
Robert C. Biesterfeld Jr.	172%	N/A	172%	$2,938,801
Michael P. Zechmeister	172%	100%	158%	993,134
Arun D. Rajan	172%	105%	159%	1,334,684
Mac S. Pinkerton	190%	95%	172%	906,892
Michael J. Short	173%	105%	159%	847,235

56

Executive Compensation
Equity Compensation
Introduction
We use equity compensation as our primary tool for aligning our executives with long-term shareholder interests, rewarding them for the achievement of overall company performance, and retaining them at C.H. Robinson. Equity compensation represents approximately 74% of our CEO’s total target compensation and approximately 61% of target compensation for other NEOs. Our equity compensation philosophy is to pay for performance and reward profitable long-term growth. We believe equity compensation is an integral component of meeting our compensation goals as outlined in our compensation philosophy. Our shareholder-approved equity incentive plan is designed to give us flexibility to achieve these objectives.
Equity Mix and Vesting Terms

% of Target Compensation

CEO(1)	Other NEOs

(1)CEO % of target compensation refers to former CEO Robert C. Biesterfeld Jr.

50%	50%

RESTRICTED STOCK UNITS (RSUs) àTime-based à3-year ratable	PERFORMANCE STOCK UNITS (PSUs) àPerformance-based à75% of PSUs tied to 3-year cumulative EPS growth à25% of PSUs tied to annual adjusted gross profit growth

In 2022, equity awards made to our NEOs consisted of performance stock units (“PSUs”) and restricted stock units (“RSUs”) that vest over a three-year period, weighted equally by target value. PSUs vest based on the cumulative three-year diluted earnings per share growth and annual adjusted gross profit growth of the company. PSU grants are weighted as 75% aligned with the cumulative three-year diluted earnings per share growth metric while 25% are aligned with annual adjusted gross profit growth targets, as outlined in the chart above.
Given the large percentage of their total compensation that is awarded in the form of equity and the long-term nature of the vesting and delivery, we believe these awards are an effective tool for creating long-term ownership, aligning our executives’ interests with those of our shareholders, and linking executive officer compensation to our long-term company growth strategy. We continue to monitor market trends and plan enhancements related to our equity award design and continue to modernize our compensation plans accordingly.

2023 Proxy Statement	57

Executive Compensation
2022 PSUs
Overview
Our PSUs granted in 2022 vest based on company performance over a three-year period of time. Any PSUs that are unvested at the end of the three years are forfeited back to the company. 75% of the PSUs included an average three-year earnings per share growth target, with performance vesting from 0 to 200 percent of the target award based on achievement of the target. 25% of the PSUs included an annual adjusted gross profit achievement target, which may be achieved over three separate performance periods under the award. Dividend equivalents accrued on the PSUs but are not paid until, and to the extent, vested.
The fair value of each PSU award is established on the date of grant. For grants of PSUs, the fair value is established based on the market price of our common stock for the target number of shares on the date of the grant and is then discounted because employees have a one year deferred delivery following the completion of vesting.

For all performance stock unit awards made to NEOs in 2022, we have a post-vest holding period whereby the standard delivery of all vested shares occurs on the earlier of one year after the three-year vesting period, or two years after termination of employment subject to the NEO’s compliance with a non-compete agreement and certain other arrangements in favor of C.H. Robinson. We believe a delayed delivery after vesting or termination strengthens our employment agreements, which contain certain covenants and restrictions as described below, and aligns with our shareholders’ interests.

EPS Growth
The cumulative three-year diluted earnings per share growth target included a threshold, target, and maximum level for achievement over the period from 2021 through 2023 for the 2021 grants and from 2022 through 2024 for the 2022 grants.
Adjusted Gross Profit Growth PSUs
The annual adjusted gross profit target provided for three one-year long performance periods, with one-third of the PSUs eligible to vest in each of the three years based on achievement of adjusted gross profit for that year. For 2022, the threshold, target, and maximum were set at 0%, 5.1% and 7.1%, respectively. Based upon our adjusted gross profit growth of 14.0% in 2022, one-third of the PSUs tied to this measure vested at 200% of target. The calculation of adjusted gross profit is consistent with the same measure reported in our quarterly and annual SEC filings.
2022 AGP PERFORMANCE LEVELS AND ACHIEVEMENT(1)

	Threshold	Target	Maximum
Adjusted Gross Profit
(1)2022 performance achievement applies to 1/3 of adjusted gross profit growth PSUs granted in 2021 and 2022.
Time-Based Restricted Stock Units
Restricted stock units granted in 2021 and 2022 represented 50% of the NEOs’ annual equity grant value.

For all time-based restricted stock units made to our NEOs in 2022, we have a post-vest holding period whereby the standard delivery of all vested shares occur on the earlier of one year after the three-year vesting period, or two years after termination of employment, subject to the NEO’s compliance with a non-compete agreement and certain other agreements in favor of C.H. Robinson.

58

Executive Compensation
The grant date fair value of a restricted stock unit award is established on the date of grant. For grants of restricted stock unit awards, the fair value is established based on the market price of our common stock on the date of the grant for the number of shares granted and is discounted for post-vesting holding restrictions that restrict the awardees’ ability to sell or transfer vested awards for a specified period of time.
Performance-Based Equity Granted Prior to 2022
2021 PSUs
An overview of the 2021 PSU award design and 2022 performance outcomes can be found in the 2022 PSUs section.

For all performance stock unit awards made to NEOs in 2021, we have a post-vest holding period whereby the standard delivery of all vested shares occurs on the earlier of one year after the three-year vesting period, or two years after termination of employment subject to the NEO’s compliance with a non-compete agreement and certain other arrangements in favor of C.H. Robinson. We believe a delayed delivery after vesting or termination strengthens our employment agreements, which contain certain covenants and restrictions as described below, and aligns with our shareholders’ interests.

The fair value of each PSU award is established on the date of grant. For grants of PSUs, the fair value is established based on the market price of our common stock on the date of the grant for the target number of shares and is discounted for post-vesting holding restrictions that restrict the awardees’ ability to sell or transfer vested awards for a specified period of time.

2023 Proxy Statement	59

Executive Compensation
2016-2020 Performance-Based Restricted Share Awards
For our performance-based restricted share awards granted through 2020, vesting may occur each year for up to five calendar years, based on company performance over that period of time. Any performance-based restricted shares that are unvested at the end of the five years are forfeited back to the company. Performance vesting is constructed in a manner as to vest 0 to 100 percent of the award based on the change in diluted earnings per share from the prior year’s achievement, over the five-year vesting period of the award. Additionally, an award will not vest when there is no year-over-year diluted earnings per share growth, as was experienced by participants in 2019 and 2020.
The annual vesting percentage for performance-based restricted share awards is equal to the year-over-year percentage increase in diluted earnings per share, plus ten percentage points. As an example, in 2022, the year-over-year increase in diluted earnings per share was 17.3%, which rounds to 17%. Adding 10 percentage points to 17% equates to the sum of 27% earned vesting in 2022. 20% of these awards remained unvested; therefore all 20% vested in 2022.

For all performance-based restricted share awards made to NEOs in 2016 through 2020, we have a post-vest holding period whereby the standard delivery of all vested shares occurs on the earlier of two years following the end of the five-year vesting period or two years after termination of employment. We believe a delayed delivery after vesting or termination strengthens our employment agreements and aligns with shareholders’ interests.

Performance-based restricted share annual vesting percentage information for our 2016 through 2020 awards is set forth in the following table:

Award Year(1)	Performance Vesting Year						Total Cumulative Vesting		Vesting Years Remaining	Post-Vest Holding Period Ends(2)
	2017	2018	2019	2020	2021	2022
2016 Grant	9%	43%	0%	0%	48%	—	100%		0	February 2024
2017 Grant	—	43%	0%	0%	57%	—	100%		0	February 2025
2018 Grant	—	—	0%	0%	80%	20%	100%	(3)	1	February 2026
2020 Grant	—	—	—	0%	80%	20%	100%	(3)	2	February 2027
(1)Due to changes in the timing of the annual equity grant cycle, the annual performance-based restricted share grants that were historically granted in December were granted in February.
(2)For all performance-based awards listed in this table, we have a post-vest holding period whereby the standard delivery of all vested shares occurs on the earlier of two years following the end of the five-year holding period or two years after termination of employment.
(3)These awards achieved 100% vesting before the completion of their five-year vesting period.

60

Executive Compensation
Other Compensation
Broad-Based Employee Benefits
Our NEOs are eligible to participate in all the same benefit programs as other C.H. Robinson employees. These include:
EMPLOYEE 401(K) RETIREMENT PLAN
We believe that saving for retirement is important for our employees. C.H. Robinson maintains a 401(k) retirement plan that meets the requirements of ERISA and is a qualified plan under the Internal Revenue Code. Our U.S. employees are eligible to contribute up to 75% of their cash compensation to the 401(k) plan, subject to Internal Revenue Service limitations. To support our compensation objectives, in 2022, the company matched 100% of the first 6% of eligible compensation that employees contributed to the plan during the year.
EMPLOYEE STOCK PURCHASE PLAN
Because we believe in aligning employee interests with our shareholders and our long-term company performance, C.H. Robinson maintains an employee stock purchase plan (ESPP) with a 15% discount that meets the requirements of the Internal Revenue Code.
EMPLOYEE HEALTH AND WELFARE BENEFITS
To support our goal to provide competitive compensation and benefits, the company sponsors many health and welfare benefit plans for our employees, such as healthcare; an employee assistance program, which provides additional no-cost access to behavioral health benefits and counseling; and various voluntary benefits such as critical illness and accident insurance, short-term and long-term disability, life insurance, paid holidays, and other paid time off.
Perquisites (Executive Officer Benefits)
C.H. Robinson places a high value on all roles throughout our company and on consistency of culture and management approach. We do not provide our executives and managers with any unique perquisites or compensation plans except in certain circumstances such as relocation benefits.
The Supplemental All Other Compensation table found on page 67 contains information about the benefits and perquisites for each of the NEOs, including the aggregate incremental cost of the perquisites.
Compensation Process
Role of Talent & Compensation Committee
The Talent & Compensation Committee is responsible for assisting the Board of Directors in:
1.Reviewing the performance of the Chief Executive Officer;
2.Determining all elements of the compensation and benefits for the Chief Executive Officer and other executive officers of the company;
3.Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;
4.Reviewing the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant issues of DEI and Human Capital Management, including the alignment of such efforts with the company’s overall strategy;
5.Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and
6.Reviewing executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits.
The Talent & Compensation Committee Report on executive compensation is found on page 65 of this Proxy Statement.

2023 Proxy Statement	61

Executive Compensation
Role of Management
Our management team partners very closely with the Talent & Compensation Committee and our independent compensation consultant to execute on our pay for performance strategy. The CEO assists the Talent & Compensation Committee in setting the strategic direction of our executive compensation programs, evaluates the performance of the NEOs (excluding himself), and makes recommendations to the Talent & Compensation Committee regarding their compensation in consultation with the Chief Human Resources and ESG Officer. Although it gives significant weight to the CEO’s recommendations, the Talent & Compensation Committee retains full discretion in making compensation decisions. The CEO is not present during the decisions on his pay. The CEO, the Chief Human Resources & ESG Officer, and the Chief Financial Officer also participate in developing and recommending performance criteria and measures for our NEOs under our annual and equity incentive plans for consideration by the Talent & Compensation Committee. No other executive officers participate in the compensation process for 2022. Our Human Resources team, under the management of the Chief Human Resources & ESG Officer, also supports the Talent & Compensation Committee in its work and implements executive compensation programs.
Role of Independent Compensation Consultant
At the beginning of 2022, the Talent & Compensation Committee retained Aon to serve as the independent compensation consultant. Aon advised the Talent & Compensation Committee on 2022 pay structure and decisions. During 2022, the Talent & Compensation Committee retained Semler Brossy to serve as the independent compensation consultant to provide information, analysis, and objective advice regarding our executive compensation programs. The Talent & Compensation Committee periodically meets with Semler Brossy to review our executive compensation programs and discuss compensation matters. For 2022, Semler Brossy performed the following functions at the Talent & Compensation Committee’s request:
•Assisted the Talent & Compensation Committee in its review and selection of the peer group;
•Compared each element of the NEOs' target total direct compensation opportunity with the corresponding compensation elements for the comparator groups to assess competitiveness;
•Prepared presentations for the Talent & Compensation Committee on general market trends and practices in executive compensation;
•Prepared an analysis of pay and performance relative to the peer group and other comparator groups used by proxy advisory firms to support the Talent & Compensation Committee's goal of aligning our executive compensation program with shareholders' interests;
•Advised the Talent & Compensation Committee on the design of executive incentive programs and arrangements;
•Supported the Talent & Compensation Committee in its review of the CD&A.
The Talent & Compensation Committee reviews its relationship with its advisors annually. The process includes a review of the quality of services provided, the fee structure for the services, and the factors impacting its advisor’s independence under the rules of the Securities and Exchange Commission and the listing standards of Nasdaq. In February 2023, the Talent & Compensation Committee concluded that no conflict of interest exists that would prevent its advisor from independently advising the Talent & Compensation Committee.

62

Executive Compensation
Peer Group and Benchmarking
The Talent & Compensation Committee considers many factors when setting compensation plans and awards, including company performance, NEOs’ responsibilities, officer performance, position tenure, experience, and survey information from independent experts.
In 2022, with assistance from its independent compensation consultant, the Committee approved the development of a compensation peer group for 2023 pay decisions. The peer group is intended to be used as one input when evaluating and determining pay levels and practices for our executives. As the peer group was identified after decisions for 2022 compensation were made, the peer group was first used for 2023 compensation decisions. Going forward, the Committee will evaluate the peer group annually to determine if the companies included in the group continue to meet relevant criteria and are appropriate comparators.
To determine the compensation peer group, the Talent & Compensation Committee considers companies that:
•Are of reasonably similar size based on revenue and market capitalization (companies between one-fourth and four times that of C.H. Robinson’s revenue and between one-third and three times that of C.H. Robinson’s market cap).
•Compete with C.H. Robinson for executive talent and/or have similar skill needs at the executive level.
•Operate in the transportation, logistics, or distribution industries.

PEER GROUP
CSX Corporation Expeditors International Fastenal Company FedEx Corporation Hub Group, Inc.	J.B. Hunt Transport Services Knight-Swift Transportation Landstar System, Inc. Norfolk Southern Corporation Old Dominion Freight	Performance Food Group Ryder Systems, Inc. Uber Technologies, Inc. United National Foods, Inc. United Parcel Services	US Foods Holding Corp. W.W. Grainger, Inc.

C.H. Robinson positioning relative to compensation peer group(1)

25th percentile	50th percentile	75th percentile

(1)Amounts as of December 31, 2022.

2023 Proxy Statement	63

Executive Compensation
Additional Compensation Policies and Practices
Stock Ownership Guidelines
To ensure alignment with our shareholders, the Talent & Compensation Committee has established stock ownership guidelines for our executive officers. The Talent & Compensation Committee believes that linking a significant portion of the executive officer’s personal holdings to the company’s success aligns our executive interests with that of our shareholders. Therefore, executive officers are expected to own a significant amount of C.H. Robinson stock. The Talent & Compensation Committee has established stock ownership guidelines for our executive officers based on all shares of company stock deemed owned by an executive officer, which includes stock held in the company 401(k) plan, vested performance shares, and restricted stock units. It also includes stock beneficially owned by the officer, including owned in a trust, by a spouse, or by dependent children. Equity ownership guidelines for executive officers are as follows:
àCEO: Six times base salary
àOther NEOs: Three times base salary
àOther direct reports to the CEO: Three times base salary
It is expected that new or recently promoted members of the executive team will achieve the appropriate level of ownership within five years of their appointment. All NEOs are in compliance with the company stock ownership requirements.
Clawback Policy
We have an incentive compensation recovery policy pursuant to which the Talent & Compensation Committee may require the reimbursement or forfeiture of incentive compensation to the extent it, or a portion of it, was awarded, vested, or paid based on the achievement of financial results that were, within a year later, restated due to material non-compliance with any financial reporting requirement under securities laws that results from the executive’s misconduct or supervisory or other failure. The company expects to revise its compensation recovery policy in the next year to comply with new Nasdaq and Securities and Exchange Commission rules.
Prohibition Against Pledging and Hedging
Our officers and directors are prohibited from pledging their company stock and from engaging in transactions in puts, calls, or other derivative securities or hedging their investments in company stock.
Equity Plan Acceleration and Post-Employment Vesting
Our equity award agreements with our NEOs for grants made in 2022 include provisions accelerating vesting in certain circumstances. RSUs are vested in full if a change in control occurs and awards are not assumed, although for awards granted prior to May 5, 2022,(1) the Board has discretion to fully vest RSUs even if they are assumed. RSUs will also be fully vested if they are assumed and an NEO is terminated without cause within 12 months after the change in control. PSUs were changed to double trigger going forward, and will accelerate upon a change in control. PSUs will vest at the greater of the number of PSUs that would be earned and vest as if the date of the change in control were the end of the performance period, or target level. This treatment for equity awards has been adopted primarily because it is seen to effectively create incentives for our executive team to obtain the highest value possible should we be acquired in the future, because it is expected to provide a powerful retention device during the uncertain times preceding a change in control transaction, and because it provides employees the same opportunity as shareholders to participate in the change in control event.
(1)In the case of equity awards granted prior to May 5, 2022, if a change in control of our company occurs, the Talent & Compensation Committee may take such actions with respect to outstanding equity awards as it deems appropriate under the circumstances, which may include (i) providing for the continuation, assumption, or replacement of outstanding awards by the surviving or successor entity; (ii) providing that outstanding awards will terminate upon or immediately prior to the consummation of such change in control; (iii) providing that outstanding awards will vest and become exercisable or payable, in whole or in part, prior to or upon consummation of such change in control, or upon termination of an NEO’s employment; or (iv) providing for the cancellation of any outstanding award in exchange for a payment equal to the intrinsic value of the award at the time of the change in control.
The Talent & Compensation Committee may specify the action to be taken in an award agreement or take the action prior to or coincident with the change in control and is not required to treat all awards or all NEOs similarly.

64

Executive Compensation
All types of awards will become fully vested if employment ends due to death or disability. Post-employment vesting for reasons other than death, disability, and change in control, is tied to non-compete agreements and provides protections to the company and our relationships with our employees, customers, and service providers. For PSUs that vest based on cumulative EPS growth, a one-year service requirement must be met before being eligible for prorated vesting based on the service provided during the performance period, if the NEO complies with the non-compete agreement and certain other agreements in favor of the company, for two years of continued post-employment vesting. For PSUs that vest based on AGP growth and restricted stock unit grants, if the NEO complies with the non-compete agreement and certain other agreements in favor of the company, the awards will continue to vest post-employment for two additional years.
Employment Agreements
C.H. Robinson uses employment agreements to protect against former employees soliciting our employees, customers, and service providers. All employees sign agreements acknowledging their understanding of company policies and committing to certain confidentiality obligations. Certain employees, including all NEOs, sign an employment agreement that includes more restrictive non-competition and non-solicitation covenants. These agreements do not commit to post-termination compensation.
Executive Separation and Change in Control Plan
The company adopted an executive separation and change in control plan (the “Severance Plan”) in July 2022. Severance Plan benefits may be payable in connection with a termination without cause which involves a layoff or position elimination, termination due to restructuring, or other circumstances determined by the Talent and Compensation Committee, or a resignation by an executive for good reason. Additional severance benefits may be provided in the case of a termination within 24 months after a change in control. The Severance Plan provides benefits in addition to the continued vesting provision listed above in the Equity Plan Acceleration and Post Employment Vesting section. Severance benefits include 24 months of continued base pay and 24 months of COBRA premiums for the CEO and 18 months of continued base pay and 18 months of COBRA premiums for executive officers. Termination in connection with change in control benefits for the CEO include 30 months of base pay, 30 months of COBRA premiums, two and a half times annual target bonus paid in a lump sum, and full vesting of equity awards. Change in control severance benefits for executive officers include 24 months of base pay, 24 months of COBRA premiums, two times annual target bonus paid in a lump sum, and full vesting of equity awards.
Section 162(m) Disclosure
Section 162(m) of the Internal Revenue Code precludes us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees”.
Despite the limits on the deductibility of compensation, the Talent & Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the company’s performance and that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted even though compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expense to us.
Talent & Compensation Committee Report
The Talent & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with C.H. Robinson management and concurs that it accurately represents the compensation philosophy of the company. Based on its review and discussion with management, the Talent & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement. The Talent & Compensation Committee Charter is posted under the Governance section of the Investors page of our website at investor.chrobinson.com.
Jodee A. Kozlak, Chair
Kermit R. Crawford
Timothy C. Gokey
Mary J. Steele Guilfoile
Henry W. “Jay” Winship
The Members of the Talent & Compensation Committee of the Board of Directors

2023 Proxy Statement	65

Executive Compensation
Executive Compensation Tables
Summary Compensation Table

Name of Executive Officer and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Robert C. Biesterfeld Jr.(4) Former President and Chief Executive Officer	2022	$1,095,193		$—	$6,477,576	(5)	$—	$2,938,801	$18,300	$10,529,870
	2021	1,066,346		—	5,924,530		—	3,225,000	17,400	10,233,276
	2020	878,750		—	2,053,817		2,021,132	467,577	11,394	5,432,670

Michael P. Zechmeister Chief Financial Officer	2022	737,115		—	1,544,010	(6)	—	993,134	18,300	3,292,559
	2021	722,404		—	1,521,488		—	1,106,169	17,400	3,367,461
	2020	666,839		—	698,550		687,200	290,084	24,325	2,366,998

Arun D. Rajan(7) Chief Operating Officer	2022	832,308		—	2,265,705	(8)	—	1,334,684	49,308	4,482,005
	2021	261,539	(9)	—	4,129,752		—	462,027	52,773	4,906,090

Mac S. Pinkerton President of North America	2022	622,116		—	1,535,517	(10)	—	906,892	18,300	3,082,825
	2021	608,269		—	1,321,813		—	691,732	17,400	2,639,214
	2020	544,250		—	555,719		514,213	196,681	17,100	1,827,964

Michael J. Short President of Global Forwarding	2022	610,577		—	1,368,268	(11)	—	847,235	18,300	2,844,380
	2021	548,269		—	1,040,865		—	796,400	17,400	2,402,934
	2020	505,950		—	429,622		397,432	464,090	17,100	1,814,194
(1)Assumptions used in the calculation of the amounts reported in this column are included in Note 6 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(2)Amounts shown in this column represent amounts earned under our annual incentive program during each respective year and paid early in the following year.
(3)All other compensation for our NEOs is summarized in the Supplemental All Other Compensation table.
(4)Mr. Biesterfeld’s last day as the President and CEO of the company was on December 31, 2022.
(5)If the PSU awards were to vest at maximum, the value of Mr. Biesterfeld’s stock awards would be $9,612,923.
(6)If the PSU awards were to vest at maximum, the value of Mr. Zechmeister’s stock awards would be $2,294,278.
(7)Mr. Rajan held the position of Chief Product Officer from September 21, 2021 until he was appointed Chief Operating Officer on October 31, 2022.
(8)If the PSU awards were to vest at maximum, the value of Mr. Rajan’s stock awards would be $3,361,332.
(9)Mr. Rajan’s salary reported for 2021 is for a partial year; Mr. Rajan joined the company as Chief Product Officer on September 1, 2021.
(10)If the PSU awards were to vest at maximum, the value of Mr. Pinkerton’s stock awards would be $2,277,292.
(11)If the PSU awards were to vest at maximum, the value of Mr. Short’s stock awards would be $2,025,676.

66

Executive Compensation
Supplemental All Other Compensation Table

Name of Executive Officer	Year	Perks and Personal Benefits		Tax Reimbursements		Registrant Contributions to Defined Contributions(1)	Other	Total
Robert C. Biesterfeld Jr.	2022	$—		$—		$18,300	$—	$18,300
Michael P. Zechmeister	2022	—		—		18,300	—	18,300
Arun D. Rajan	2022	21,519	(2)	9,488	(3)	18,300	—	49,308
Mac S. Pinkerton	2022	—		0		18,300	—	18,300
Michael J. Short	2022	—		—		18,300	—	18,300
(1)Represents matching contributions under the company’s qualified 401(k) plan.
(2)Represents the value of relocation expenses reimbursed by the company.
(3)Represents reimbursement of taxes paid by Mr. Rajan on relocation expense reimbursement.
Grants of Plan-Based Awards in 2022

Name of Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Robert C. Biesterfeld Jr.	2/3/2021	$—	$—	$—	888	3,550	7,100	(3)	—		$253,364
	2/9/2022	—	—	—	8,393	33,570	67,140	(4)	—		2,615,774
	2/9/2022	—	—	—	933	3,730	7,460	(5)	—		266,210
	2/9/2022	—	—	—	—	—	—		44,760	(6)	3,342,228
		—	1,705,000	3,410,000	—	—	—		—		—

Michael P. Zechmeister	2/3/2021	—	—	—	228	913	1,826	(3)	—		65,161
	2/9/2022				1,995	7,980	15,960	(4)	—		621,802
	2/9/2022	—	—	—	222	887	1,774	(5)	—		63,305
	2/9/2022	—	—	—	—	—	—		10,630	(6)	793,742
		—	629,000	1,258,000	—	—	—		—		—

Arun D. Rajan	9/1/2021	—	—	—	304	1,216	2,432	(3)	—		86,786
	2/9/2022	—	—	—	2,938	11,750	23,500	(4)	—		915,560
	2/9/2022	—	—	—	327	1,307	2,614	(5)	—		93,281
	2/9/2022	—	—	—	—	—	—		15,670	(6)	1,170,078
		—	840,000	1,680,000	—	—	—		—		—

Mac S. Pinkerton	2/3/2021	—	—	—	198	794	1,588	(3)	—		56,668
	2/9/2022				1,995	7,980	15,960	(4)	—		621,802
	2/9/2022	—	—	—	222	887	1,774	(5)	—		63,305
	2/9/2022	—	—	—	—	—	—		10,630	(6)	793,742
		—	531,250	1,062,500	—	—	—		—		—

Michael J. Short	2/3/2021	—	—	—	156	623	1,246	(3)	—		44,464
	2/9/2022				1,785	7,140	14,280	(4)	—		556,349
	2/9/2022	—	—	—	198	793	1,586	(5)	—		56,596
	2/9/2022	—	—	—	—	—	—		9,520	(6)	710,859
		—	531,250	1,062,500	—	—	—		—		—
(1)Under the terms of the award and as further explained in the Annual Cash Incentive Compensation section of 2022 Named Executive Officer Compensation, beginning on page 53, the amount earned by each NEO was based upon on the company’s or the appropriate business division’s APTI, along with MBO achievement for 2022 and was paid to the executive in early 2023.

2023 Proxy Statement	67

Executive Compensation
(2)The amounts in this column represent the grant date fair value for the respective awards. The vested performance-based restricted stock units and time based restricted stock units earn dividends at the same rate as common stock. Because these dividends are considered compensation under the Internal Revenue Code, the dividends are paid to each NEO through the company’s payroll system.
(3)Represents 1/3 of the total number of performance-based restricted stock units granted during the reported year to the NEO. Due to separate one-year performance periods with annual performance targets set at the start of each performance period, each 1/3 of the grant is reported as granted when such performance target is set. The first 1/3 was disclosed when reporting 2021 compensation and the remaining 1/3 will be disclosed when reporting 2023 compensation, respectively. The grant date fair value is determined when the annual performance targets are set during the following February. These performance-based restricted stock units are available to vest over three calendar years beginning in 2021, based on the company’s annual adjusted gross profit growth. Any shares unvested after the vesting period are forfeited back to the company. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(4)Represents the number of performance-based restricted stock units granted during the reported year to the NEO. These performance-based restricted stock units are available to vest over three calendar years beginning in 2022, based on the company’s cumulative three-year diluted earnings per share growth. Any shares unvested after the vesting period are forfeited back to the company. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(5)Represents 1/3 of the total number of performance-based restricted stock units granted during the reported year to the NEO. The remaining 2/3 will be disclosed when reporting 2023 and 2024 compensation, respectively. The grant date fair value is determined when the annual performance targets are set during the following February. These performance-based restricted stock units are available to vest over three calendar years beginning in 2022, based on the company’s annual adjusted gross profit growth. Any shares unvested after the vesting period are forfeited back to the company. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(6)Represents the number of time based restricted stock units granted during the reported year to the NEO. These restricted stock units vest ratably over three calendar years beginning in 2022. The standard delivery of all vested restricted stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.

68

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End 2022

	Option Awards						Stock Awards
Name of Executive Officer	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested
Robert C. Biesterfeld Jr.	9,748	(1)	0	(1)	$74.57	12/3/2024				31,930	(4)	$2,923,511
	20,100	(2)	0	(2)	63.58	12/2/2025				3,550	(5)	325,038
	28,110	(2)	0	(2)	76.72	12/7/2026				14,191	(6)	1,299,328
	31,720	(2)	0	(2)	87.15	12/6/2027				33,570	(7)	3,073,669
	20,640	(3)	0	(3)	89.70	3/1/2028				3,730	(8)	341,519
	30,376	(2)	7,594	(2)	88.87	12/5/2028				3,730	(8)	341,519
	85,096	(3)	21,274	(3)	82.68	5/9/2029				29,840	(9)	2,732,150
	97,092	(3)	64,728	(3)	72.74	2/5/2030
Michael P. Zechmeister	33,568	(3)	8,392	(3)	82.05	9/3/2029				8,200	(4)	750,792
	33,012	(3)	22,008	(3)	72.74	2/5/2030				914	(5)	83,686
										3,644	(6)	333,645
										7,980	(7)	730,649
										887	(8)	81,214
										886	(8)	81,122
										7,087	(9)	648,886
Arun D. Rajan							7,460	(10)	683,038	10,940	(4)	1,001,666
										1,217	(5)	111,429
										4,864	(6)	445,348
										11,750	(7)	1,075,830
										1,307	(8)	119,669
										1,306	(8)	119,577
										10,447	(9)	956,527
Mac S. Pinkerton	7,624	(1)	0	(1)	58.25	12/4/2023				7,120	(4)	651,907
	11,576	(1)	0	(1)	74.57	12/3/2024				793	(5)	72,607
	15,606	(2)	0	(2)	63.58	12/2/2025				3,167	(6)	289,971
	12,934	(2)	0	(2)	76.72	12/7/2026				7,980	(7)	730,649
	14,944	(2)	0	(2)	87.15	12/6/2027				887	(8)	81,214
	10,256	(2)	2,565	(2)	88.87	12/5/2028				886	(8)	81,122
	2,168	(3)	542	(3)	79.92	1/3/2029				7,087	(9)	648,886
	24,702	(3)	16,468	(3)	72.74	2/5/2030
Michael J. Short	5,638	(2)	0	(2)	87.15	12/6/2027				5,610	(4)	513,652
	4,044	(2)	4,044	(2)	88.87	12/5/2028				624	(5)	57,133
	6,364	(3)	12,728	(3)	72.74	2/5/2030				2,494	(6)	228,351
										7,140	(7)	653,738
										793	(8)	72,607
										794	(8)	72,699
										6,347	(9)	581,131

2023 Proxy Statement	69

Executive Compensation
(1)The 2013-2014 performance-based stock option grants were available to vest over a five year period based on the financial performance of the company. The vesting formula for the 2013-2014 awards is based on the year-over-year percentage growth in diluted earnings per share, plus ten percentage points. Any performance-based stock options unvested after five years were forfeited back to the company. Once the options vest, they are exercisable for a period of ten years from the date of grant under the option award agreement.
(2)Represents the number of time based stock options granted during the reported year to the NEO. These stock options vest ratably over five calendar years beginning in the calendar year after the year of grant. Once vested, they are exercisable for a period of ten years from the date of grant under the option award agreement.
(3)Represents the number of time based stock options granted during the reported year to the NEO. These stock options vest ratably over five calendar years beginning in the year of grant. Once vested, they are exercisable for a period of ten years from the date of grant under the option award agreement.
(4)The 2021 performance-based restricted stock units are available to vest over three calendar years beginning in 2021, based on the company’s cumulative three-year diluted earnings per share growth. Any shares unvested after the vesting period are forfeited back to the company. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(5)The 2021 performance-based restricted stock units are available to vest over three calendar years beginning in 2021, based on the company’s annual adjusted gross profit growth. Any shares unvested after the vesting period are forfeited back to the company. The actual vesting percentage on the annual adjusted gross profit PSU was 200% in 2021 and 2022. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(6)The 2021 time based restricted stock units vest ratably over three calendar years beginning in 2021. The standard delivery of all vested restricted stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(7)The 2022 performance-based restricted stock units are available to vest over three calendar years beginning in 2022, based on the company’s cumulative three-year diluted earnings per share growth. Any shares unvested after the vesting period are forfeited back to the company. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(8)The 2022 performance-based restricted stock units are available to vest over three calendar years beginning in 2022, based on the company’s annual adjusted gross profit growth. Any shares unvested after the vesting period are forfeited back to the company. The actual vesting percentage on the annual adjusted gross profit PSU was 200% in 2021 and 2022. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(9)The 2022 time based restricted stock units vest ratably over three calendar years beginning in 2022. The standard delivery of all vested restricted stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(10)Upon Mr. Rajan’s hire as Chief Product Officer in August 2021, C.H. Robinson awarded him a special time-based restricted stock unit award. This award vests ratably on the anniversary of the grant date over two years, with no delayed delivery, contingent on Mr. Rajan’s continued service and was intended to serve as a replacement of equity awards Mr. Rajan forfeited from his previous employer. If Mr. Rajan separates from service other than due to death, disability, or change in control prior to September 1, 2023, the unvested restricted stock units will be forfeited back to the company. One-half of the vested restricted stock units were delivered to Mr. Rajan on September 1, 2022, and the other half will be delivered to Mr. Rajan on September 1, 2023. The fair value was established based on the market price of our common stock on the date of grant.

70

Executive Compensation
Option Exercises and Stock Vested During 2022

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert C. Biesterfeld Jr.	21,694	$1,100,842	58,206	$5,329,341	(1)
Michael P. Zechmeister	0	0	19,276	1,861,634	(2)
Arun D. Rajan	0	0	22,592	2,237,045	(3)
Mac S. Pinkerton	5,197	244,243	12,827	1,174,440	(4)
Michael J. Short	35,496	1,022,769	11,082	1,014,668	(5)
(1)$1,330,916 is deferred until the earlier of two years after termination of employment or two years following the end of the five-year vesting period. $3,998,425 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(2)$405,245 is deferred until the earlier of two years after termination of employment or two years following the end of the five-year vesting period. $987,566 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment. $468,823 was not deferred.
(3)$1,385,486 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment. $851,559 was not deferred.
(4)$252,248 is deferred until the earlier of two years after termination of employment or two years following the end of the five-year vesting period. $922,192 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(5)$236,591 is deferred until the earlier of two years after termination of employment or two years following the end of the five-year vesting period. $778,077 deferral occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
Nonqualified Deferred Compensation(1)

Name of Executive Officer	Executive Contributions in 2022	Registrant Contributions in 2022(2)	Aggregate Earnings (Loss) in 2022	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2022(2)
Robert C. Biesterfeld Jr.	$0	$6,664,231	($2,084,783)	($213,034)	$18,948,342
Michael P. Zechmeister	—	1,684,864	(466,245)	—	4,497,244
Arun D. Rajan	—	1,862,440	(239,258)	—	3,428,006
Mac S. Pinkerton	—	1,510,076	(603,428)	(252,910)	4,806,534
Michael J. Short	—	1,346,691	(588,731)	(159,686)	4,652,805
(1)All awards referred to in this table are in the form of performance-based restricted shares, performance stock units, and restricted stock units.
(2)All values in this column are based on the closing market price of the company stock as of December 31, 2022.
Potential Payments Upon Termination or Change in Control
See the description of the Severance Plan under the heading Executive Separation and Change in Control Plan, page 65, for further information related to potential severance payments and equity acceleration described in the table below.
The following table lists the potential value of severance and bonus payments, and accelerated vesting of unvested PSU and performance-based restricted share awards and time based stock option awards upon a change in control, or a termination of employment without cause or good reason, or in the case of change in control, death, or disability of our NEOs. For this purpose, change in control is defined as (i) the ownership by a person or entity of more than 50% of the common stock of the company, (ii) the completion of a merger or consolidation or sale of all or substantially all of the company’s assets where the company’s directors and shareholders prior to the transaction do not comprise at least 60% of the board of the surviving entity and 60% of its shareholder base, respectively, or (iii) a majority of the Board of Directors are no longer “continuing directors”. The amounts listed are calculated based on the assumption that the NEOs’ employment was terminated or that a change in control occurred on December 31, 2022, the last day of our reporting year. C.H. Robinson does not gross up payments to executive officers due to a change in control.

2023 Proxy Statement	71

Executive Compensation

Name of Executive Officer	Benefits and Payments Upon Termination	Death or Disability(2)	Termination Without Cause or For Good Reason in Connection with CIC(3)	Termination Without Cause or For Good Reason Not in Connection with CIC(4)
Robert C. Biesterfeld Jr.(1)	Vesting of nonvested stock options	$–	$–	$1,427,522
	Vesting of nonvested restricted shares and units	—	—	12,367,650
	Severance	—	—	2,242,816
	Annual target bonus	—	—	—
Michael P. Zechmeister	Vesting of nonvested stock options	493,998	—	493,998
	Vesting of nonvested restricted shares and units	3,115,237	—	3,115,237
	Severance	—	1,520,044	1,150,044
	Annual target bonus	—	1,258,000	—
Arun D. Rajan	Vesting of nonvested stock options	—	—	—
	Vesting of nonvested restricted shares and units	4,513,804	—	4,513,804
	Severance	—	1,722,816	1,302,816
	Annual target bonus	—	1,680,000	—
Mac S. Pinkerton	Vesting of nonvested stock options	323,136	—	323,136
	Vesting of nonvested restricted shares and units	2,808,603	—	2,808,603
	Severance	—	1,292,816	980,316
	Annual target bonus	—	1,062,500	—
Michael J. Short	Vesting of nonvested stock options	250,419	—	250,419
	Vesting of nonvested restricted shares and units	2,415,902	—	2,415,902
	Severance	—	1,292,816	980,316
	Annual target bonus	—	1,062,500	—
(1)Mr. Biesterfeld’s service with the company ended on January 1, 2023 due to an involuntary termination without cause. Therefore, only those payments and benefits that are tied to an involuntary termination without cause not in connection with a change in control are included in this table for Mr. Biesterfeld.
(2)PSUs vest at target for death/disability.
(3)PSUs vest at better of actual or target upon a CIC; includes 24 months of COBRA premiums.
(4)Includes 24 months of COBRA premiums.

72

Executive Compensation
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Robert C. Biesterfeld Jr., our former President and CEO.
For 2022, our last completed fiscal year:
àthe annual total compensation, calculated in accordance with the rules applicable to the Summary Compensation Table included on page 66 of this Proxy Statement, of our median employee was $62,752; and
àthe annual total compensation of our former CEO, as reported in the Summary Compensation Table, was $10,529,870.
Based on this information, for 2022, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 168:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
While conducting our 2022 pay ratio analysis, the company determined that we could use the same median employee that we identified last year in our 2021 pay ratio analysis. That median employee was identified on December 31, 2021. We do not believe there has been any change in either our employee population or our employee compensation arrangements or practices that we believe would significantly impact our 2022 pay ratio disclosure. Similarly, there has been no change in our original median employee’s circumstances that we reasonably believe would result in a significant change in our pay ratio disclosure.

2023 Proxy Statement	73

Executive Compensation
Pay Versus Performance
As discussed in the CD&A above, our compensation framework and pay-for-performance practices provide appropriate incentives to our executive officers to achieve our financial goals and align our executives with our shareholders’ interests. A substantial portion of our NEOs’ realized compensation is linked to the achievement of our financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ return. The following tables provide additional compensation information for our NEOs, calculated in accordance with SEC regulations, for the years ended December 31, 2022, 2021, and 2020:

	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)	Value of Initial Fixed $100 Investment (4) based on:		Net Income ($ in 000’s)	Adjusted Operating Margin(6)
Year					Total Shareholder Return	Peer Group Total Shareholder Return(5)
2022	$10,529,870	$9,724,702	$3,425,442	$3,231,790	$125	$101	$940,524	35.3%
2021	10,233,276	13,016,105	3,328,925	4,066,077	144.14	126.45	844,245	34.3%
2020	5,432,670	7,581,756	1,891,881	2,370,415	123.02	104.41	506,421	27.9%
(1)Amounts reported are the total compensation reported for Robert C. Biesterfeld Jr. in the Summary Compensation Table. Robert C. Biesterfeld Jr. served as our CEO for each of the years presented.
(2)Amounts reported represent the amount of “Compensation Actually Paid”, as computed in accordance with SEC rules. Our CEO does not participate in a pension plan; therefore, we did not report a change in pension value for any of the years reflected in this table, and a deduction from the Summary Compensation Table total related to pension value is not needed. Compensation Actually Paid to CEO reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2022	2021	2020
Compensation Reported in Summary Compensation Table	$10,529,870	$10,233,276	$5,432,670
Less: Value of awards reported in Summary Compensation Table	(6,477,576)	(5,924,530)	(4,074,949)
Plus: Year-end value of awards granted during the period that are unvested and outstanding	4,962,627	5,494,531	4,737,018
Plus: Year-end value of awards granted during the period that vested in the period	2,220,560	1,840,763	521,649
Plus: Increase (decrease) in fair value of equity awards that were granted during a prior period that vested	(597,907)	780,905	158,698
Plus: Increase (decrease) in fair value of equity awards that were granted during a prior period that remain unvested and outstanding	(912,872)	591,160	985,472
Less: Prior year fair value of awards that were granted during a prior period that failed to vest	—	—	(178,802)
Total Adjustments	(805,168)	2,782,829	2,149,086
Compensation Actually Paid	$9,724,702	$13,016,105	$7,581,756
(3)Amounts reported are the total compensation reported for Michael P. Zechmeister, Arun D. Rajan, Mac S. Pinkerton, and Michael J. Short for 2022 and 2021. Amounts reported are the total compensation reported for Michael P. Zechmeister, Christopher J. O’Brien, Mac S. Pinkerton, and Michael J. Short for 2020. Average Compensation Actually Paid to Non-CEO NEOs reflects the following adjustments from Average Total Compensation reported in the Summary Compensation Table:

	2022	2021	2020
Compensation Reported in Summary Compensation Table	$3,425,442	$3,328,925	$1,891,881
Less: Value of awards reported in Summary Compensation Table	(1,678,375)	(2,003,480)	(1,039,562)
Plus: Year-end value of awards granted during the period that are unvested and outstanding	1,287,775	1,717,221	1,211,225
Plus: Year-end value of awards granted during the period that vested in the period	569,859	731,361	130,315
Plus: Increase (decrease) in fair value of equity awards that were granted during a prior period that vested	(150,241)	183,273	54,967
Plus: Increase (decrease) in fair value of equity awards that were granted during a prior period that remain unvested and outstanding	(222,670)	108,777	225,452
Less: Prior year fair value of awards that were granted during a prior period that failed to vest	—	—	(103,863)
Total Adjustments	(193,652)	737,152	478,534
Compensation Actually Paid	$3,231,790	$4,066,077	$2,370,415

74

Executive Compensation
(4)Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table.
(5)Our peer group used for the TSR calculation is the NASDAQ Transportation Index, which is the industry index used to show our performance in our Form 10-K.
(6)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link Compensation Actually Paid to our NEOs for fiscal 2022 to our company’s performance, is adjusted operating margin.
Tabular List of Important Financial Performance Measures
The following table lists the most important financial performance measures we used to link Compensation Actually Paid to the NEOs for fiscal 2022 to our performance:
Financial Performance Measures

Adjusted Pre-tax Income (APTI)(1)
Diluted Earnings Per Share
Adjusted Gross Profit(2)
Adjusted Operating Margin(2)
(1)Adjusted pre-tax income is a non-GAAP financial measure. Refer to page 54 for further discussion of APTI including a reconciliation to Income before provision for income taxes.
(2)Additional information about adjusted gross profit and adjusted operating margin, including a reconciliation to gross profit and operating margin, is available in our annual report on Form 10-K for the year ended December 31, 2022.
Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Talent & Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Cash Incentive Program and our Equity Compensation Program. The charts below reflect that Compensation Actually Paid aligns to trends in ours and the NASDAQ Transportation Index total shareholder return, net income, and adjusted operating margin results over the same periods.

2023 Proxy Statement	75

Executive Compensation
Company Actually Paid versus Total Shareholder Return

$160
$140
$120
$100
$80
$12,500,000
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$—
12/31/20
12/31/21
12/31/22
CEO
Non-CEO NEOs
CHRW TSR
NASDAQ Transportation Index TSR

(1)Total shareholder return in the above chart, reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.

Company Actually Paid versus Total Net Income

$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$—
$12,500,000
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$—
12/31/20
12/31/21
12/31/22
CEO
Non-CEO NEOs
Net Income

76

Executive Compensation
Company Actually Paid versus Adjusted Operating Margin %

37.5%
35.0%
32.5%
30.0%
27.5%
25.0%
$12,500,000
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$—
12/31/20
12/31/21
12/31/22
CEO
Non-CEO NEOs
Adjusted Operating Margin %

2023 Proxy Statement	77

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers
As described in Proposal 2 above, C.H. Robinson’s shareholders are being provided with the opportunity to vote on a non-binding proposal to approve the compensation of the company’s NEOs. Proposal 3 offers shareholders the opportunity to cast a non-binding advisory vote on the frequency with which C.H. Robinson’s shareholders will vote to approve the compensation of the company’s NEOs.
We are required to hold an advisory vote on the frequency of future advisory votes on executive compensation at least once every six years. When we last held this advisory vote in 2017, shareholders voted for every one year as the frequency of future advisory votes to approve executive compensation, and the Board implemented this standard. The Board continues to agree that an annual advisory vote on the compensation of its NEOs is the most appropriate policy at this time. We believe that annual advisory votes will allow our shareholders to more directly respond to the compensation philosophies and programs disclosed in each proxy statement, which will make the results of the vote more relevant and meaningful to the Board of Directors.
While the Board recommends an annual advisory vote to approve executive compensation, shareholders may vote to hold the advisory vote every one year, two years, or three years. Shareholders may also abstain from voting on this proposal. As an advisory vote, Proposal 3 is not binding upon C.H. Robinson. However, the Board of Directors values the opinions expressed by shareholders in their vote on this matter and will consider the outcome of the vote when making decisions regarding the frequency of future advisory votes on executive compensation.
The frequency (every 1 Year, 2 Years, or 3 Years) that receives the highest number of votes will be deemed the choice of the shareholders.

BOARD VOTING RECOMMENDATION The Board of Directors recommends that shareholders vote for “1 YEAR” as the frequency for future advisory votes on the compensation of named executive officers.

78

Proposal 4: Ratification of the Selection of Independent Auditors
The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accountant firm for C.H. Robinson for the fiscal year ending December 31, 2023. Representatives of Deloitte & Touche LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer shareholder questions. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote.

BOARD VOTING RECOMMENDATION
The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2023.

Independent Auditors’ Fees
The following table summarizes the total fees for audit services provided by the independent auditor for the audit of our annual consolidated financial statements for the years ended December 31, 2022, and December 31, 2021. The table also includes fees billed for audit related, tax, and other services provided by the independent auditor during the same periods.

Fees	2022	2021
Audit Fees(1)	$2,423,181	$2,252,419
Audit-Related Fees(2)	44,041	291,499
Tax Fees(3)	189,481	71,618
All Other Fees	—	—
Total	$2,656,703	$2,615,536
(1)Fees for audit services billed or expected to be billed relating to 2022 and 2021 consisted of:
•Audit of the company’s annual financial statements and internal controls over financial reporting.
•Reviews of the company’s quarterly financial statements.
•Statutory and regulatory audits, consents, and other services related to Securities and Exchange Commission matters.
(2)Fees for audit-related services billed or expected to be billed consisted of:
•Employee benefit plan audit and due diligence procedures related to closed and prospective acquisitions.
(3)Fees for tax services billed for tax compliance and tax planning and advice:
•Fees for tax compliance services totaled $14,942 and $7,648 in 2022 and 2021, respectively. Tax compliance services are services provided based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.
•Fees for tax planning and advice services totaled $174,539 and $63,970 in 2022 and 2021, respectively. Tax planning and advice services are services provided for proposed transactions or other general tax planning matters.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services provided by the independent auditor during 2022 and 2021 were pre-approved, following the policies and procedures of the Audit Committee.

2023 Proxy Statement	79

Pre-approval Policy
All the professional services were approved or pre-approved in accordance with policies of the Audit Committee and the company. These policies describe the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that before work begins, a description of the services (the “Service List”) expected to be performed by the independent auditor, in each of the Disclosure Categories, be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax, and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot begin until approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chair of the Audit Committee. The chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the company to receive immediate assistance from the independent auditor when time is of the essence.
The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees.
The policy contains a de minimis provision that enables retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all the following criteria are met:
1.The service is not an audit, review, or other attest service;
2.The total amount of all such services provided under this provision does not exceed the lesser of $20,000 or 5% of total fees paid to the independent auditor in a given fiscal year;
3.The services were not recognized at the time of the engagement to be non-audit services;
4.The services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and
5.The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements of Regulation S-X of the Securities Exchange Act of 1934, as amended.

80

Audit Committee Report
Management is responsible for the company’s internal controls and the financial reporting process. C.H. Robinson’s independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to hire, monitor, and oversee the independent auditors.
In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the company’s independent accountant for the fiscal year ended December 31, 2022. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountant. The Audit Committee discussed with the independent accountant matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
Our independent accountant also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountant the independent accountant’s independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP as the company’s independent auditor.
Based upon the Audit Committee’s discussions with management and the independent accountant, the Audit Committee’s review of the representation of management, and the report of the independent accountant to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission.
James B. Stake, Chair
James J. Barber, Jr.
Timothy C. Gokey
Mark A. Goodburn
Paula C. Tolliver
The Members of the Audit Committee of the Board of Directors

2023 Proxy Statement	81

Security Ownership and Related Information
Security Ownership of Certain Beneficial Owners and Management
The following table contains information regarding beneficial ownership of C.H. Robinson’s common stock as of Monday, March 13, 2023, by (i) each person who is known by the company to own beneficially more than 5% of the common stock, (ii) each director or nominee, and each NEO of the company named in the Summary Compensation Table and (iii) all current company directors and executive officers as a group. Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them. Percentage ownership of our management is based on 116,486,571 shares of our common stock issued and outstanding on March 13, 2023. Percentage ownership of our largest shareholders is based on the percentages set forth in the Schedule 13G/As referenced below.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares	Number of Performance Shares Granted(2)
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	14,930,350	12.68%
BlackRock Inc.(4) 55 East 52nd Street New York, NY 10055	14,668,586	12.50%
First Eagle Investment Management, LLC(5) 1345 Avenue of the Americas New York, NY 10105	10,816,805	9.19%
State Street Corporation State(6) State Street Financial Center One Lincoln Street Boston, MA 02111	8,585,601	7.29%
Robert C. Biesterfeld Jr(7)	506,371	0.43%	158,177
Michael P. Zechmeister(8)	133,340	0.11%	56,115
Arun D. Rajan	112,508	0.10%	53,350
Mac S. Pinkerton(9)	186,693	0.16%	56,725
Michael J. Short(10)	91,974	0.08%	53,489
Scott P. Anderson	23,672	0.02%
James J. Barber Jr	83	0.00%
Kermit R. Crawford	4,738	0.00%
Timothy C. Gokey	15,595	0.01%
Mark A. Goodburn	4,308	0.00%
Mary J. Steele Guilfoile	18,486	0.02%
Jodee A. Kozlak	19,413	0.02%
Henry J. Maier	3,423	0.00%
James B. Stake	27,357	0.02%
Paula C. Tolliver	10,211	0.01%
Henry W. “Jay” Winship(11)	270,963	0.23%
All current executive officers and directors as a group (17 people)	1,712,189	1.47%	472,299

82

Security Ownership and Related Information
(1)Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable within 60 days of March 13, 2023, are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2)The figures in this column represent the performance-based restricted shares and units granted to the NEOs and the other executive officers of the company.
(3)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2023. The Vanguard Group, Inc., filing as an investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E), has shared voting power over 169,361 shares, sole dispositive power over 14,435,600 shares, and shared dispositive power over 494,750 shares.
(4)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2023. BlackRock, Inc., filing as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G), has sole voting power over 13,542,224 shares and sole dispositive power over 14,668,586 shares.
(5)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2023, by First Eagle Investment Management, LLC (“FEIM”), filing as an investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E), has sole voting power over 9,778,062 shares and sole dispositive power over 10,816,805 shares. The First Eagle Global Fund, a registered investment company for which FEIM acts as investment adviser, may be deemed to beneficially own 7,426,526 shares, or 6.31% of the company’s common stock.
(6)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2023, by State Street Corporation, filing as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G), has shared voting power over 7,098,107 shares and shared dispositive power over 8,551,636 shares.
(7)Includes 322,882 shares underlying performance-based and time-based stock options exercisable within 60 days.
(8)Includes 66,580 shares underlying time-based stock options exercisable within 60 days.
(9)Includes 99,810 shares underlying performance-based and time-based stock options exercisable within 60 days.
(10)Includes 16,046 shares underlying time-based stock options exercisable within 60 days.
(11)Includes 266,943 shares beneficially owned by Pacific Point Advisors LLC. Mr. Winship disclaims beneficial ownership of the shares held by Pacific Point except to the extent of his actual pecuniary interest in such shares.

2023 Proxy Statement	83

Related Party Transactions
Our Audit Committee, pursuant to the company’s written policy and procedures regarding transactions with related parties, is responsible for reviewing, approving, and/or ratifying any transaction involving the company with related persons. As defined in the policy, (i) a “related person” includes all directors and executive officers of the company, any nominee for director, and any immediate family members of any of the foregoing persons, as well as shareholders who beneficially own greater than 5% of the company’s common stock and their immediate family members; and (ii) a “transaction” includes but is not limited to any financial transaction, arrangement, or relationship. A transaction does not include any compensation arrangement with an executive officer or director of the company that has been approved or authorized by the Talent & Compensation Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other things, the business purpose and terms of the transaction, the process used to evaluate the transaction, and the significance of the interests and amounts involved in the transaction.
Brian P. Short, who served as a director of the company until the annual shareholder meeting in 2022, is the president, chief executive officer and, with a number of his family members, holds a controlling interest in AMMF, a privately held trucking and transportation services company. In 2022, C.H. Robinson engaged AMMF in the ordinary course of business as a contracted motor carrier to haul approximately 418 truckloads. The company paid approximately $1,370,000 to AMMF for these services in 2022. Management reported to the Audit Committee that the prices paid for the transportation services provided by AMMF were negotiated by 19 separate offices and were consistent with similar loads carried by other third-party vendors using comparable equipment. The transaction with Mr. Short was approved by the Audit Committee in accordance with the policy described above.

84

Additional Information
Proxy Statement for the 2023 Annual Meeting of Shareholders
This Proxy Statement is soliciting your proxy for use at the C.H. Robinson Worldwide, Inc., 2023 Annual Meeting of Shareholders (“Annual Meeting”). A proxy enables your shares of common stock to be represented and voted at the Annual Meeting. Our Annual Meeting will be virtual only and held at 1:00 p.m. Central Time on Thursday, May 4, 2023. You may attend the virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2023. This proxy can also be used at any adjournment or postponement of the Annual Meeting.
This proxy is requested by the Board of Directors of C.H. Robinson Worldwide, Inc., (“the company,” “we,” “us,” or “C.H. Robinson”) for the following purposes:
1.To elect 11 directors to serve for a term of one year;
2.To approve, on an advisory basis, the compensation of named executive officers;
3.To hold an advisory vote on the frequency of future advisory votes on the compensation of named executive officers.
4.To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5.To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
We provide our shareholders with the opportunity to access the Annual Meeting proxy materials online. A Notice of Internet Availability of Proxy Materials is being mailed to all our shareholders, except those who have previously provided instructions to receive paper copies of our proxy materials. The notice contains instructions on how to access and review our proxy materials online and how to vote your shares. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge, if that is your preference. The notice contains your 16-digit control number that you will need to vote your shares at our virtual only Annual Meeting. Please keep the notice for your reference until after our Annual Meeting.
We will have completed mailing the Notice of Internet Availability of Proxy Materials to our shareholders by Friday, March 24, 2023.
Questions and Answers about the Annual Meeting
General Information
Who is entitled to vote?
Holders of record of C.H. Robinson Worldwide, Inc., common stock, par value $0.10 per share, at the close of business on March 8, 2023, are entitled to vote at our Annual Meeting. March 8, 2023 is referred to as the record date. As of the record date, 114,888,557 shares of common stock were outstanding. Each share is entitled to one vote. There is no cumulative voting.
Shares are counted as present at the Annual Meeting if either the shareholder is present and votes during the Annual Meeting, or has properly submitted a proxy by mail, by telephone, or by internet. To achieve a quorum and conduct business at the Annual Meeting, a majority of our issued and outstanding common stock as of March 8, 2023, must be present and entitled to vote. If a quorum is not represented at the Annual Meeting, the shareholders and proxies entitled to vote will have the power to adjourn the Annual Meeting until a quorum is represented.

2023 Proxy Statement	85

Additional Information
How can I vote?
If you submit your vote before the Annual Meeting using any of the following methods, your shares of common stock will be voted as you have instructed:
àOnline: You can vote your shares at www.proxyvote.com. You may access this website 24 hours a day, and voting is available through 11:59 p.m. Eastern Time on Wednesday, May 3, 2023. You will need your 16-digit control number that was included in the notice that was mailed to you. The voting website has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If your shares are held beneficially, please follow the internet voting instructions in the notice you received from your bank, broker, trustee, or other record holder.
àBy Telephone: You can vote your shares by telephone. To vote your shares by telephone, please go to www. proxyvote.com and log in using your 16-digit control number provided on your notice. At that website, you will be provided with a telephone number for voting. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. Telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 3, 2023. When you vote by telephone, you will be required to enter your 16-digit control number, so please have it available when you call. As with online voting, you will be able to confirm that the system has properly recorded your votes.
àBy Mail: If you choose to receive paper copies of the proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you choose to receive paper copies of the proxy materials by mail, and you hold your shares beneficially, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.
Your vote is important, and we encourage you to vote promptly. Online and telephone voting are available through 11:59 p.m. Eastern Time on Wednesday, May 3, 2023, for all shares entitled to vote. The company will be hosting the Annual Meeting virtually, which we believe allows C.H. Robinson to be more inclusive and reach a greater number of our shareholders. To attend the virtual meeting please visit www.virtualshareholdermeeting.com/CHRW2023 and be sure to have the 16-digit control number provided to you on your Notice of Internet Availability of Proxy Materials or Proxy Card. If you are a beneficial shareholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the internet. Submitting your proxy will not affect your right to vote electronically, if you decide to login with your 16-digit control number and attend the virtual only Annual Meeting. Shareholders logging into the Annual Meeting with their 16-digit control number will receive the same rights and opportunities to participate in the Annual Meeting as they would if the meeting was an in-person meeting. This includes having the ability to ask questions throughout the Annual Meeting and having those questions answered during the question-and-answer period at the end of the Annual Meeting, to the extent such questions are related to the business being conducted at the Annual Meeting. Shareholders logging in with their 16-digit control number will be able to ask questions at any time during the Annual Meeting. Relevant questions related to business being conducted at the Annual Meeting will be answered following the adjournment of the Annual Meeting, and the company will prioritize questions that relate to the proposals considered at the Annual Meeting. If a shareholder asks general questions about C.H. Robinson, a representative of the company will respond to the shareholder following the adjournment of the Annual Meeting. Shareholders can learn more information about how to access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CHRW2023.

86

Additional Information
What am I voting on, how many votes are required to approve each item, how are votes counted, and how does the Board recommend I vote?
The table below summarizes the proposal that will be voted on, the vote required to approve each item, how votes are counted, and how the Board recommends you vote:

Item	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting?(2)	Effect of Abstention	Effect of Broker Non-Vote

Proposal 1: Election of Directors	Majority of votes cast (votes FOR must exceed votes AGAINST)(3)	FOR AGAINST ABSTAIN	FOR each nominee	No	None	None

Proposal 2: Advisory Vote on the Compensation of Named Executive Officers	We will consider our shareholders to have approved this advisory proposal if the votes cast FOR exceed the votes cast AGAINST	FOR AGAINST ABSTAIN	FOR	No	None	None

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive	We will consider the frequency that receives the highest number of votes as the advisory vote of our shareholders	1 YEAR 2 YEARS 3 YEARS ABSTAIN	1 YEAR	No	None	None

Proposal 4: Ratification of the Selection of Independent Auditors	Majority of shares present in person or by proxy	FOR AGAINST ABSTAIN	FOR	Yes	Against	None
(1)If you sign and return your proxy without any specific voting instructions, your proxy will be voted in accordance with the Board recommendation listed above.
(2)Brokers cannot vote shares on their customers’ behalf on “non-routine” proposals without receiving voting instructions from a customer, but may vote on “routine” proposals without such instructions. The table indicates that the only routine proposal is Proposal 4. If a broker does not receive voting instructions from its customer with respect to the other non-routine proposals and is precluded from voting on those proposals, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on the non-routine proposals.
(3)With respect to the election of directors, our Bylaws provide for a plurality voting standard in the event of a contested director election, as an exception to the majority voting standard described above, and contain a director resignation requirement. Under the director resignation requirement, any incumbent director who fails to receive a majority vote in an uncontested election is required to tender his or her resignation, subject to acceptance by the Board. Our Governance Committee will make a recommendation to the Board on whether to accept the resignation, and the Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation. Because the election of directors at the Annual Meeting is uncontested, the majority voting requirement described above applies to the election of directors at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy and change your vote at any time before the voting closes at the Annual Meeting. You may do this by submitting a properly executed proxy with a later date, or by delivering a written revocation to the corporate secretary’s attention at the company’s address listed above, or during the Annual Meeting.
Shareholder Proposals and Other Matters
C.H. Robinson did not receive written notice of any shareholder proposal and, as of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote on such matters and will vote according to their best judgment.

2023 Proxy Statement	87

Additional Information
Other Information
Solicitation of Proxies
C.H. Robinson is making this solicitation and is paying the costs of solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and this Proxy Statement. Proxies are being solicited primarily via the internet, but the solicitation may be followed by solicitation in person, by mail, by telephone, by facsimile, or by regular employees of C.H. Robinson without additional compensation. C.H. Robinson will reimburse brokers, banks, and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the company’s shareholders.
Proposals for the 2024 Annual Meeting
Consistent with our Bylaws and federal securities laws, any shareholder proposal to be presented at the 2024 Annual Meeting of Shareholders must be received at C.H. Robinson’s executive offices, 14701 Charlson Road, Eden Prairie, Minnesota 55347, not less than 90 days before the first anniversary of the prior year’s meeting. Assuming that our 2023 Annual Meeting is held on schedule, we must receive notice pertaining to the 2024 Annual Meeting no later than February 4, 2024. Proposals should be sent to the attention of the corporate secretary and must include certain information about the shareholder and the business they want to be conducted. These requirements are provided in greater detail in our company Bylaws. C.H. Robinson will exercise its discretionary authority with respect to any matter not properly presented by February 4, 2024. Furthermore, with respect to any proposal that a shareholder desires to be included in the company’s 2024 proxy materials, such notice must be received at the above address no later than Friday, November 22, 2023. Please see “Proposal 1: Election of Directors - Board Refreshment and Nominations Process” for information regarding the shareholder nomination process.
Householding
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at C.H. Robinson Worldwide, Inc., Attention: Chief Legal Officer and Corporate Secretary, by telephone at (952) 937-7829, or by writing to him at 14701 Charlson Road, Eden Prairie, MN 55347. We will deliver promptly upon written or oral request a separate copy of our Annual Report and/or Proxy Statement to a shareholder at a shared address to which a single copy of either document was delivered.
General
Our Annual Report and Form 10-K for the fiscal year ended December 31, 2022, are available on the internet at www.proxyvote.com. The Annual Report is not part of the soliciting materials. Please vote using the internet or by telephone or, if you elect to receive paper copies of the proxy materials, by mail. Please sign, date, and return your proxy or voting instruction form in the prepaid envelope you received. We encourage you to attend the May 4, 2023, Annual Meeting. You may attend the meeting and vote your shares electronically as part of our virtual meeting of shareholders by visiting www.virtualshareholdermeeting.com/CHRW2023. The meeting will be completely virtual. You will need the control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
By Order of the Board of Directors:
Ben G. Campbell
Chief Legal Officer and Secretary
March 21, 2023

88

Additional Information

C.H. ROBINSON WORLDWIDE, INC. ATTN: BEN G. CAMPBELL 14701 CHARLSON ROAD, SUITE 200 EDEN PRAIRIE, MN 55347
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/CHRW2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D98031-P88798	KEEP THIS PORTION FOR YOU RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

C.H. ROBINSON WORLDWIDE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Scott P. Anderson	☐	☐	☐
1b. James J. Barber, Jr.	☐	☐	☐
1c. Kermit R. Crawford	☐	☐	☐
1d. Timothy C. Gokey	☐	☐	☐
1e. Mark A. Goodburn	☐	☐	☐
1f. Mary J. Steele Guilfoile	☐	☐	☐
1g. Jodee A. Kozlak	☐	☐	☐
1h. Henry J. Maier	☐	☐	☐
1i. James B. Stake	☐	☐	☐
1j. Paula C. Tolliver	☐	☐	☐
1k. Henry W. "Jay" Winship	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 4 and 1 YEAR on proposal 3:

	For	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: The Board of Directors shall consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2023 Proxy Statement	89

Additional Information

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D98032-P88798

C.H. ROBINSON WORLDWIDE, INC.
2023 Annual Meeting of Shareholders
Thursday, May 4, 2023 1:00 P.M. Central Time

This Proxy is solicited by the C.H. Robinson Worldwide, Inc. Board of Directors. Please vote your Proxy as soon as possible.

By signing this document, I appoint Scott P. Anderson and Ben G. Campbell, or either of them, with full power of substitution to each, as proxy to represent me at the C.H. Robinson Worldwide, Inc. 2023 Annual Meeting of Shareholders, and at any associated adjournment(s). I also appoint each of them to vote all shares of Common Stock I am entitled to vote at the meeting as I have directed on the reverse side for each of the proposals in the Proxy Statement, and in their discretion on any other matters that may properly come before the meeting. C.H. Robinson Worldwide, Inc.'s 2023 Annual Meeting of Shareholders will be completely virtual. You can attend the meeting and vote these shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2023, on May 4, 2023 at 1:00 P.M. Central Time. You will need the 16 digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or Proxy Card to enter the Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted as you directed. If you do not give any direction, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1, FOR the item in Proposal 2, 1 YEAR for the item in Proposal 3, and FOR the item in Proposal 4. The tabulator cannot vote the shares unless you vote by telephone, Internet, or by mail. If you choose to mail your Proxy, you must sign and return this Proxy.

Continued and to be signed on reverse side

90